UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GREENLIGHT CAPITAL RE, LTD.
(Name of Registrant As Specified in its Charter)

N/A
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GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207
Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2017

Notice is hereby given that the Annual General Meeting of Shareholders, or the Meeting, of Greenlight Capital Re, Ltd., or the Company, will be held at the Company’s offices at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands on April 26, 2017, at 9:00 a.m. (local time), for the following purposes:
1.           To consider and vote upon a proposal to elect seven directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2018, or the 2018 Meeting;
2.           To consider and vote upon a proposal to elect seven directors to serve on the Board of Directors of Greenlight Reinsurance, Ltd. until the 2018 Meeting, which, pursuant to the Company’s Third Amended and Restated Memorandum and Articles of Association, or the Articles, is required to be considered by the shareholders of the Company;
3.           To consider and vote upon a proposal to elect six directors to serve on the Board of Directors of Greenlight Reinsurance Ireland, Designated Activity Company until the 2018 Meeting, which, pursuant to the Articles, is required to be considered by the shareholders of the Company;

4.
To consider and vote upon an amendment to increase the number of Class A ordinary shares available for issuance under the Company’s amended and restated stock incentive plan, or the plan, from 3.5 million Class A ordinary shares to 5.0 million Class A ordinary shares and to extend the termination date of the plan from April 27, 2020 to April 27, 2024;

5.           To consider and vote upon a proposal to ratify the appointment of BDO USA, LLP, as the independent auditors of the Company for the fiscal year ending December 31, 2017;
6.           To consider and vote upon a proposal to ratify the appointment of BDO Cayman Ltd., as the independent auditors of Greenlight Reinsurance, Ltd. for the fiscal year ending December 31, 2017, which, pursuant to the Articles, is required to be considered by the shareholders of the Company;
7.           To consider and vote upon a proposal to ratify the appointment of BDO, Registered Auditors in Ireland, as the independent auditors of Greenlight Reinsurance Ireland, Designated Activity Company for the fiscal year ending December 31, 2017, which, pursuant to the Articles, is required to be considered by the shareholders of the Company;
8.           To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

9.	To consider and cast a non-binding advisory vote on the frequency with which say-on-pay votes should be held in the future.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.
Only shareholders of record, as shown by the transfer books of the Company, at the close of business on March 9, 2017, will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.
In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to shareholders over the Internet rather than in paper form.  We believe these rules allow us to provide our shareholders with expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.
Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible.  Voting your proxy will ensure your representation at the Meeting.  We urge you to carefully review the proxy materials and to vote FOR the election of each director nominee named in Proposals 1, 2 and 3 and FOR Proposals 4 through 8 and a vote for "1 YEAR" under Proposal 9.

By Order of the Board of Directors,

Barton Hedges
Chief Executive Officer
March 9, 2017
Grand Cayman, Cayman Islands

GREENLIGHT CAPITAL RE, LTD.
65 Market Street, Suite 1207, Jasmine Court, Camana Bay
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2017

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Greenlight Capital Re, Ltd., or the Company, of proxies for use at the Annual General Meeting of Shareholders of the Company, or the Meeting, to be held at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, Grand Cayman, Cayman Islands on April 26, 2017 at 9:00 a.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including consolidated financial statements, is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.  Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 may be obtained, without charge, by writing to us at the address above.

This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are first being provided to shareholders on or about March 16, 2017.

Unless otherwise indicated or unless the context otherwise requires, all references in this Proxy Statement to “the Company”, “GLRE”, “we”, “us”, “our” and similar expressions are references to Greenlight Capital Re, Ltd.  All references to “Greenlight Re” are references to Greenlight Reinsurance, Ltd., a Cayman Islands reinsurer and wholly-owned subsidiary of GLRE.  All references to “GRIL” are references to Greenlight Reinsurance Ireland, Designated Activity Company, an Ireland reinsurer and wholly-owned subsidiary of GLRE.

Voting Procedures

As a shareholder of GLRE, you have a right to vote on certain business matters affecting GLRE.  The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed below under the “Proposals” section.  Each Class A ordinary share of GLRE you owned as of the record date, March 9, 2017, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Third Amended and Restated Memorandum and Articles of Association, or our Articles, as described below under “Voting Securities and Vote Required.”

Methods of Voting

You may vote by mail, by telephone, over the Internet, or in person at the Meeting.

Voting by Mail.  If you have requested a paper copy of the proxy documents, you may vote by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials.  If you vote by mail, we encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting.

Voting by Telephone.  To vote by telephone, please follow either the instructions included on your proxy card or the voting instructions you received by mail or that are being provided via the Internet.  If you vote by telephone, you do not need to complete and mail a proxy card.  Telephone voting is available through 11:59 p.m. (local time) on April 25, 2017, the day prior to the Meeting day.

Voting over the Internet.  To vote over the Internet, please follow either the instructions included on your proxy card or the voting instructions you receive by mail or the instructions that are being provided via the Internet.  If you vote over the Internet, you do not need to complete and mail a proxy card.  Internet voting is available through 11:59 p.m. (local time) on April 25, 2017, the day prior to the Meeting day.

Voting in Person at the Meeting.  If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting.  If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name.  As a beneficial owner, if you wish to vote at the Meeting, you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Electronic Availability of Proxy Materials for 2017 Annual Meeting

Under rules adopted by the Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder.  On or about March 16, 2017, we will mail to our shareholders (other than those who previously requested electronic or paper delivery of all proxy materials) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report.  The Notice of Internet Availability also instructs you on how to access your proxy card to vote over the Internet, by mail or telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the Meeting.  However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.  If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Requesting a Paper Copy of Proxy Materials

Any registered shareholder receiving a Notice of Internet Availability who would like to request a separate paper copy of these materials, should: (1) go to www.envisionreports.com/GLRE and follow the instructions provided; (2) send an e-mail message to investorvote@computershare.com with "Proxy Materials Greenlight Capital Re, Ltd." in the subject line and provide your name, address and the control number that appears in the box on the Notice of Internet Availability, and state in the e-mail that you want a paper copy of current meeting materials; or (3) call our stock transfer agent (Toll Free) at 1(866) 641-4276.

VOTING SECURITIES AND VOTE REQUIRED

As of March 9, 2017, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting, or the Record Date, the following ordinary shares are issued and outstanding:

•	31,111,432 Class A ordinary shares, par value $0.10 per share; and

•	6,254,895 Class B ordinary shares, par value $0.10 per share.
The above ordinary shares are our only classes of equity shares outstanding and entitled to vote at the Meeting.

Class A Ordinary Shares

Each Class A ordinary share is entitled to one vote per share.  However, except upon unanimous consent of the Board of Directors of the Company, or our Board, no holder shall be permitted to acquire an amount of shares which would cause any person to own (directly, indirectly or constructively under applicable United States tax attribution and constructive ownership rules) 9.9% or more of the total voting power of the total issued and outstanding ordinary shares, such person referred to hereinafter as a 9.9% Shareholder.  The Board shall reduce the voting power of any holder that is a 9.9% Shareholder to the extent necessary such that the holder ceases to be a 9.9% Shareholder.  In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles.  Accordingly, certain holders of Class A ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder or the voting power of a holder of Class B ordinary shares as described below.

Class B Ordinary Shares

Each Class B ordinary share is entitled to ten votes per share.  However, the total voting power of all Class B ordinary shares, as a class, shall not exceed 9.5% of the total voting power of the total issued and outstanding ordinary shares.  The voting power of any Class A ordinary shares held by any holder of Class B ordinary shares (whether directly, or indirectly or constructively under applicable United States tax attribution and constructive ownership rules) shall be included for purposes of measuring the total voting power of the Class B ordinary shares.  The Board shall reduce the voting power of any holder of Class B ordinary shares if the Class B ordinary shares, as a class, own more than 9.5% of the total voting power of the total issued and outstanding ordinary shares to the extent necessary such that the Class B ordinary shares, as a class, cease to own more than 9.5% of the total voting power of the outstanding ordinary shares.  In connection with this reduction, the voting power of the other holders of ordinary shares of the Company shall be adjusted pursuant to the terms of the Articles.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder, contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced.  By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder.  The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person.  The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information.  The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% of the issued and outstanding ordinary shares as of the Record Date, is necessary to constitute a quorum at the Meeting.  Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the ordinary shares voted will be required to elect each of the director nominees named in Proposals 1, 2 and 3 and to approve Proposals 4, 5, 6, 7 and 8 each set forth in the Notice of Annual General Meeting of Shareholders.  With respect to Proposal 9, the option receiving a plurality of the votes cast, i.e. the frequency option that receives the most affirmative votes of all the votes cast, will be deemed the preferred option of the shareholders. Although the advisory votes in Proposal 8 and 9 are non-binding as provided by law, our Board of Directors will review the results of the votes and take them into account in making future determinations concerning executive compensation and the frequency of the advisory vote. Proposals 2, 3, 6 and 7, which seek the approval of certain matters relating to Greenlight Re and GRIL, must be submitted for approval by our shareholders pursuant to our Articles. Our Board of Directors will vote the shares in these subsidiaries at their respective annual general meetings in the same proportion as the votes received at the Meeting from our shareholders on these matters.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee.  Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.  Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal.

Recommendation

Our Board recommends that the shareholders take the following actions at the Meeting:

1.           Proposal One: to vote FOR the election of each of the seven director nominees to serve on the Company’s Board of Directors until the Annual General Meeting of Shareholders of the Company in 2018, or the 2018 Meeting;

2.           Proposal Two: to vote FOR the election of each of the seven director nominees to serve on the Board of Directors of Greenlight Reinsurance, Ltd. until the 2018 Meeting;

3.           Proposal Three: to vote FOR the election of each of the six director nominees to serve on the Board of Directors of Greenlight Reinsurance Ireland, Designated Activity Company, until the 2018 Meeting;

4.    Proposal Four: to vote FOR an amendment to increase the number of Class A ordinary shares available for issuance under the Company’s amended and restated stock incentive plan, or the plan, from 3.5 million Class A ordinary shares to 5.0 million Class A ordinary shares and to extend the termination date of the plan from April 27, 2020 to April 27, 2024;

5.           Proposal Five: to vote FOR the ratification of the appointment of BDO USA, LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2017;

6.           Proposal Six: to vote FOR the ratification of the appointment of BDO Cayman Ltd., an independent registered public accounting firm, as Greenlight Reinsurance, Ltd.’s independent auditors for the fiscal year ending December 31, 2017;

7.           Proposal Seven: to vote FOR the ratification of the appointment of BDO, Registered Auditors in Ireland, an independent registered public accounting firm, as Greenlight Reinsurance Ireland, Designated Activity Company’s independent auditors for the fiscal year ending December 31, 2017;

8.           Proposal Eight: to vote FOR the resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC; and

9.    Proposal Nine: to vote FOR "1 Year" as the frequency with which shareholders are provided an advisory vote on executive compensation.

A representative of BDO USA, LLP will attend the Meeting telephonically and will be available to respond to questions and may make a statement if he or she so desires.

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on April 25, 2017, the day prior to the Meeting day.  A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To do this, you must:

•	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

•	file a written revocation with the Secretary of the Company at our address set forth above;

•	file a duly executed proxy bearing a later date; or

•	appear in person at the Meeting and vote in person.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon.  If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposals 1, 2 and 3, FOR each of Proposals 4, 5, 6 7 and 8 and FOR "1 Year" with respect to Proposal 9, each proposal as described herein as set forth on the accompanying form of proxy, and in accordance with the proxy holder’s best judgment as to any other business as may properly come before the Meeting.  If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

PROPOSAL ONE
ELECTION OF DIRECTORS OF THE COMPANY

Our Articles provide that our Board shall be appointed annually for a term of appointment that shall end at the conclusion of the Annual General Meeting of Shareholders of the Company following the one at which they were appointed.  Currently, we have eight directors serving on our Board.  Our Board has nominated Alan Brooks, David Einhorn, Leonard Goldberg, Ian Isaacs, Frank Lackner, Bryan Murphy and Joseph Platt to serve as the directors of the Company, to be voted on by all holders of record of ordinary shares as of the Record Date.  As previously announced, Barton Hedges, our current Chief Executive Officer and board member, has resigned as an officer and board member of the Company effective March 31, 2017 and, therefore, has not been nominated to serve as a director of the Company. Our Board has not identified any director to replace Mr. Hedges at this time. Our Board has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of the Company if elected.  In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose.  Our Board unanimously recommends that you vote FOR the election of each of the nominees.

Director Nominees

Each of the director nominees is currently serving as a director of the Company and is standing for re-election.  Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of each of the following director nominees.

Name	Age	Position	Director Since
Alan Brooks(1)(3)	70	Director	2004
David Einhorn(3)	48	Chairman	2004
Leonard Goldberg(3)	54	Director	2005
Ian Isaacs(2)(4)	61	Director	2008
Frank Lackner(1)(3)(4)	48	Director	2004
Bryan Murphy(1)(2)(3)	71	Director	2008
Joseph Platt(2)(4)(5)	69	Director	2004
__________
(1)           Member of Audit Committee
(2)           Member of Compensation Committee
(3)           Member of Underwriting Committee
(4)           Member of Nominating and Corporate Governance Committee
(5)           Lead Director

There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company.

The nominees have consented to serve as directors of the Company if elected.

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that lead our Nominating and Corporate Governance Committee and our Board of Directors to conclude that the nominee should serve as a director of our Company.

Alan Brooks has been a director of our Board since July 2004.  Mr. Brooks also has served as a director of Greenlight Re since 2004.  From February 2001 until his retirement in July 2003, Mr. Brooks was engaged as a consultant by KPMG in the Cayman Islands.  Prior to that, from 1984 to 1999, Mr. Brooks served as the non-life insurance practice partner at KPMG in the Cayman Islands.  During those years, Mr. Brooks specialized in providing audit and liquidation services to the offshore insurance industry.  Mr. Brooks was engaged as the audit partner for over 150 licensed insurance companies in the Cayman Islands, ranging from companies writing property and casualty, life and credit insurance as well as special purpose vehicles formed to insure catastrophe risks.  Mr. Brooks has significant experience in the preparation of financial statements in accordance with United States and International generally accepted accounting principles.   Since, 2009, Mr. Brooks serves as a director of Investors Trust Assurance SPC, a Cayman based insurance company.  Mr. Brooks has been a Fellow of the Institute of Chartered Accountants of England & Wales since 1979.  Prior to qualifying as a Chartered Accountant, Mr. Brooks received a Diploma of Education from the North Buckinghamshire College of Education in 1968.  Our Nominating and Corporate Governance Committee and our Board believe that Mr. Brooks should serve as a director given his Cayman Islands residency and extensive audit, accounting and financial experience and expertise.

David Einhorn has been a director of our Board since July 2004 and Chairman of our Board since August 6, 2004.  Mr. Einhorn co-founded, and has served as the President of, Greenlight Capital, Inc., since January 1996.  Mr. Einhorn serves as President of DME Advisors, LP, or DME Advisors, our investment advisor.  Greenlight Capital, Inc. and DME Advisors are affiliates of the Company.  Since April 2006, Mr. Einhorn has served as a director of Green Brick Partners, Inc, (Nasdaq: GRBK), formerly named BioFuel Energy Corp.  Mr. Einhorn graduated summa cum laude with distinction from Cornell University in 1991 where he earned a B.A. from the College of Arts and Sciences.  Our Nominating and Corporate Governance Committee and our Board believe that Mr. Einhorn should serve as a director given his investment expertise and business experience and his significant share ownership in the Company.

Leonard Goldberg has been a director of our Board since August 2005.  Mr. Goldberg also has served as a director of Greenlight Re since 2005. Mr. Goldberg previously served as a director of GRIL from 2010 to 2014 and as Chief Executive Officer of our Company from August 2005 through August 2011.  Mr. Goldberg has more than 30 years of insurance and reinsurance experience.  He worked with the Alea Group, a reinsurance company, from August 2000 to August 2004, including serving as chief executive officer of Alea North America Insurance Company and Alea North America Specialty Insurance Company from March 2002 to August 2004, where he was responsible for the insurance and reinsurance strategy for the North America region.  Prior to working with the Alea Group, Mr. Goldberg served as Chief Actuary and Senior Vice President – Financial Products of Custom Risk Solutions, a managing general agency company, from April 1999 to August 2000.  From May 1995 to December 1998, Mr. Goldberg provided various actuarial services to Zurich Group, a reinsurance company, including acting as Chief Actuary of Zurich Re London.  Mr. Goldberg received his B.A. in Mathematics from Rutgers University in 1984 and Masters in Business Administration, Finance Concentration, from Rutgers Executive MBA program in 1993 and is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries.  Our Nominating and Corporate Governance Committee and our Board believe that Mr. Goldberg should serve as a director given his prior experience as Chief Executive Officer of the Company and his significant insurance and reinsurance experience and expertise.

Ian Isaacs has been a director of our Board since May 2008.  Since August 2015, Mr. Isaacs has served as Managing Member of Katonah Research LLC, a firm which provides market intelligence to professional investors. From September 2012 to April 2015, Mr. Isaacs served as a senior partner at Gagnon Securities, a New York-based broker dealer where his duties included providing portfolio analytics and market intelligence to institutional investors.  Previously, from April 2008 to July 2012, Mr. Isaacs served as a senior partner at Merlin Securities, a San Francisco-based broker dealer. Mr. Isaacs previously served as a director of our Board from its founding in July 2004 until February 2007.  Mr. Isaacs stepped down from the Board in February of 2007, due to his then-current employer’s policy prohibiting its employees from serving on boards of publicly-traded companies.  Mr. Isaacs rejoined the Board in May 2008, shortly after joining Merlin Securities.  Previously, from July 2000 to March 2008, Mr. Isaacs served as a Senior Vice President, Investments, with UBS Financial Services, a subsidiary of UBS AG, a Zurich-based investment bank.  At UBS Financial Services and Merlin Securities, Mr. Isaacs conducted market research for institutional investors, including Greenlight Capital, Inc.   Our Nominating and Corporate Governance Committee and our Board believe that Mr. Isaacs should serve as a director given his significant experience in the securities business, evaluating business models and executive strategy, as well as his financial investment experience and expertise.

Frank Lackner has been a director of our Board since July 2004.  Mr. Lackner also has served as a director of each of Greenlight Re since 2004 and GRIL since 2010.  Mr. Lackner has served as Corporate Advisor to Lackner Capital Advisors LLC, an advisory firm, since 2007.  Mr. Lackner previously served as Managing Director at Freeman & Co. LLC, a boutique M&A advisory and strategic management consulting firm, from 2010 to 2011.  He served as Managing Director of Fox-Pitt Kelton Cochran Caronia Waller, a global specialist investment bank, from May 2007 to September 2007.  Prior to this, Mr. Lackner served as a managing director of Torsiello Securities Inc., an investment banking and financial advisory services company to the global insurance and financial services industry, and its predecessor firm from October 2001 until October 2006.  From January 1998 to October 2001, Mr. Lackner was a founder and chief executive officer of RiskContinuum, Inc., an online reinsurance trading exchange.  During such time, Mr. Lackner also provided consulting services to First International Capital LLC and to other clients in the insurance industry. Mr. Lackner received his Bachelors of Business Administration in Banking and Finance from Hofstra University in 1989.  Our Nominating and Corporate Governance Committee and our Board believe that Mr. Lackner should serve as a director given his insurance and reinsurance, global investments and financial advisory experience and expertise.

Bryan Murphy has been a director of our Board since May 2008.  From 1996 until his retirement in December 2007, Mr. Murphy served as a founding director and chief executive officer of Island Heritage Holdings Ltd., a Cayman Islands based property, liability and automobile insurer.  Prior to Island Heritage, Mr. Murphy acted as a consultant to Trident Partnership from 1994 to 1996 and was employed by International Risk Management Group from 1978 to 1994.  Mr. Murphy has over 40 years experience in the insurance business and has held senior positions in several countries, including the Cayman Islands, Ireland, Ethiopia and Saudi Arabia.  Until December 2007, Mr. Murphy served on the board of directors of AZ Reinsurance Limited, a wholly owned subsidiary of Astra-Zeneca PLC and a captive insurer of the group’s property and liability insurance business.  In addition, until December 2008, Mr. Murphy served on the board of directors of ICHEM Reinsurance Limited, a wholly owned subsidiary of ICI PLC and a captive insurer for the group’s property and liability insurance business. From 2014 to 2016, Mr. Murphy served on the board of directors of Bahamas First General Insurance Co., a company that provides general insurance coverage in the Bahamas. In 2014, Mr. Murphy joined the board of directors of Colliers Bay Insurance Limited, a wholly owned subsidiary of Schlumberger Limited and a captive insurer based in the Cayman Islands. Mr. Murphy holds a degree in Economics and Mathematics from University College, Dublin, Ireland.  Our Nominating and Corporate Governance Committee and our Board believe that Mr. Murphy should serve as a director given his Cayman Islands residency and extensive senior management experience in international insurance and reinsurance companies.

Joseph Platt has been a director of our Board since July 2004.  Mr. Platt is an active investor as the general partner at Thorn Partners, LP, a family limited partnership since 1997.  Mr. Platt’s career at Johnson and Higgins, or J&H, a global insurance broker and employee benefits consultant, spanned 27 years until the sale of J&H to Marsh & McLennan Companies in March 1997.  At the time of the sale of J&H, Mr. Platt was an owner, director and executive vice president responsible for North America and marketing and sales worldwide.  Mr. Platt was head of the operating committee and a member of the executive committee at J&H.  He serves as an independent director of the BlackRock Open End & Liquidity Funds.  In May 2016, Mr. Platt was elected to serve as a director of Consol Energy (NYSE: CNX), one of the largest independent natural gas exploration, development and production companies. Mr. Platt serves as Chairman of the Board of Basic Health International, a not for profit organization whose mission is to eradicate cervical cancer globally. Mr. Platt is a member of the New York State Bar Association.  Mr. Platt received his B.A. from Manhattan College in 1968 and his J.D. from Fordham University Law School in 1971.  Mr. Platt also attended Harvard Business School’s Advanced Management Program in 1983.  Our Nominating and Corporate Governance Committee and our Board believe that Mr. Platt should serve as a director given his insurance and compensation and benefits experience and expertise.

Alternate Director

Daniel Roitman.  Section 14 of the Articles provides that any director (other than an alternate director) may, by writing, appoint any other director, or any other person willing to act, to be an alternate director for such director and, by writing, may remove from office an alternate director so appointed by him.  We anticipate that, if re-elected, Mr. Einhorn will continue to appoint Daniel Roitman as his alternate director.  Mr. Roitman is not a director nominee.  Mr. Roitman has served as Chief Operating Officer and partner of Greenlight Capital, Inc. since January 2003.  From 1996 through 2002, Mr. Roitman served as a vice president at Goldman Sachs.  Before joining Goldman Sachs, Mr. Roitman was employed as a member of the New York technology practice at Andersen Consulting, now Accenture.  Mr. Roitman earned a B.S. with distinction in electrical engineering from Cornell University in 1991 and a Master of Engineering in 1992.  Mr. Roitman graduated with distinction from the New York University Stern School of Business in 2002, earning an MBA in Finance.  Mr. Einhorn has appointed Mr. Roitman as his alternate given Mr. Roitman’s financial investment and business experience and expertise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

Action on Certain Matters of Greenlight Re and GRIL

Under the Articles, if we are required to vote at a shareholder’s meeting of certain of our subsidiaries, our Board must refer the subject matter of such vote to our shareholders and seek authority from our shareholders to vote in favor of the resolutions proposed by these subsidiaries.  We are submitting Proposals 2, 3, 6 and 7 set forth below for a vote to our shareholders at the Meeting.  Our Board of Directors will vote the shares in these subsidiaries in the same proportion as the votes received at the Meeting from our shareholders on these matters.

We are the sole shareholder of Greenlight Re and GRIL. It is proposed that we be authorized to vote in favor of Proposals 2, 3, 6 and 7 at the annual general meeting of each of Greenlight Re and GRIL or any adjournments or postponements thereof.

PROPOSAL TWO
ELECTION OF DIRECTORS OF GREENLIGHT RE

We are submitting the proposal to vote for the election of the director nominees identified below for Greenlight Re to our shareholders at the Meeting.

Greenlight Re’s board of directors has nominated Alan Brooks, David Einhorn, Leonard Goldberg, Ian Isaacs, Frank Lackner, Bryan Murphy and Joseph Platt to serve as the directors of Greenlight Re, to be voted on by all holders of record of ordinary shares as of the Record Date.  In connection with Barton Hedges' resignation from the Company, he has resigned as a board member of Greenlight Re effective as of March 31, 2017 and, therefore, has not been nominated to serve as a director of Greenlight Re. The Greenlight Re Board has not identified any director to replace Mr. Hedges at this time. Each of the director nominees is currently serving as a director of Greenlight Re.  The nominees have consented to serve as directors of Greenlight Re if elected.  The biographical information for the director nominees of Greenlight Re is included under Proposal One Election of Directors of the Company.

The board of directors of Greenlight Re has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of Greenlight Re if elected.  In the event that any nominee is unable to serve as a director of Greenlight Re, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as Greenlight Re’s board of directors may propose.  Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the director nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

PROPOSAL THREE
ELECTION OF DIRECTORS OF GRIL

We are submitting the proposal to vote for the election of the director nominees identified below for GRIL to our shareholders at the Meeting.

GRIL’s board of directors, or the GRIL Board, has nominated Tim Courtis, Philip Harkin, Frank Lackner, Patrick O'Brien, Daniel Roitman and Brendan Tuohy to serve as the directors of GRIL, to be voted on by all holders of record of ordinary shares as of the Record Date.  In connection with Barton Hedges' resignation from the Company, he has resigned as a board member of GRIL effective as of March 31, 2017 and, therefore, has not been nominated to serve as a director of GRIL. Each of the director nominees, except for Messrs. Courtis, O'Brien and Roitman, is currently serving as a director of GRIL.  The nominees have consented to serve as directors of GRIL if elected.

Set forth below is biographical information for Messrs. Harkin, O'Brien and Tuohy.  The biographical information for Mr. Courtis is included under Executive Officers. The biographical information for each of Messrs. Lackner and Roitman is included under Proposal One Election of Directors of the Company.

Philip Harkin has been a director of the GRIL Board since June 2010.  He is also a Director of Imagine International Reinsurance Limited, where he was appointed in April 2010.  Mr. Harkin also serves as chairman and director of Kinnerton Mortgage Funds PLC (formerly known as ARP Halkin Mortgage Funds PLC) since September 2011.  Mr. Harkin has over 30 years of experience in the reinsurance industry.  From 2004 to 2011, Mr. Harkin was General Manager of IDB Reinsurance Limited.  In 2004, he acted as a consultant on Irish mortgage indemnity insurance for Guy Carpenter.  From 1992 through 2004, Mr. Harkin worked for Centre Reinsurance International Company, or CRIC.  While at CRIC, Mr. Harkin held the positions of Vice President of Underwriting, Senior Vice President of Underwriting, Director, and President from October 2000 through January 2004.  Mr. Harkin was also General Manager of Centre International Insurance Company during the period October 2000 through January 2004.  From 1979 through October 1992, Mr. Harkin worked as a risk engineer and reinsurance underwriter for QBE Europe.  Mr. Harkin earned both a degree in Engineering and an MBA from National University of Ireland, Galway.  Mr. Harkin is an Associate of the Chartered Insurance Institute of Ireland since 1985.

Patrick O'Brien has not previously served on the GRIL Board.  From 2011 to 2015, Mr. O'Brien served as the Chief Executive Officer of Liberty Insurance, a domestic Irish market insurer, where he was responsible for establishing the insurer in Ireland, following an acquisition of a business under administration. From 2001 through 2011, Mr. O'Brien served as a director and Chief Operating Officer of Liberty Mutual Insurance Europe, Liberty Insurance’s commercial and specialty business in Europe.  Prior to this, he spent six years in Bermuda with Deloitte and The Hartford. He is a Fellow of the Institute of Chartered Accountants in Ireland. He holds a degree in Accounting and Finance from Dublin City University.

Brendan Tuohy has been a director of the GRIL Board since April 2010.  Mr. Tuohy currently serves as Chairman of the United Nations body, the Global eSchools and Communities Initiative, Chairman of the Irish Research Centre for Marine and Renewable Energy, Chairman of the National Maritime College of Ireland Advisory Board and Chairman of the Irish Longitudinal Study of Ageing.  Mr. Tuohy completed his term as Secretary General of the Irish Department of Communications, Energy and Natural Resources, or the Department, in September 2007 having been Secretary General since 2000.  The Department (and its predecessor) was responsible for a number of sectors of the Irish economy including, among others, telecommunications, broadcasting and e-commerce.  Mr. Tuohy also held other positions with various Government Departments and has also served as a member of the National Economic and Social Council and as Vice-Chairman of the United Nations Task Force on Information and Communications Technology for Development.  He holds a degree in civil engineering from University College Cork and post-graduate qualifications in environmental engineering and management from Dublin University, Trinity College, in addition to a Masters in Strategic Management from Dublin University.  He is a Chartered Engineer, Fellow of the Institution of Engineers of Ireland, Fellow of the Irish Academy of Engineering and Adjunct Professor in the Department of Business Information Systems, University College Cork.

The GRIL Board has no reason to believe that any nominee will not continue to be a candidate or will not be able to serve as a director of GRIL if elected.  In the event that any nominee is unable to serve as a director of GRIL, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as the GRIL Board may propose.  Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the director nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

PROPOSAL FOUR
APPROVAL OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

Proposed Amendment to Increase Shares Authorized and Extend Termination Date
    On August 12, 2004, we adopted the Greenlight Capital Re, Ltd. 2004 stock incentive plan, or the stock incentive plan, which was amended and restated on August 15, 2005, February 14, 2007, May 4, 2007 and April 28, 2010. Subject to adjustment in accordance with the terms of the stock incentive plan, 3.5 million Class A ordinary shares are currently available for the grant of awards under the stock incentive plan.
    On February 14, 2017, our Board of Directors adopted, subject to shareholder approval, an amended and restated stock incentive plan, or the amended plan, which increases the number of Class A ordinary shares authorized for issuance under stock incentive plan by 1.5 million Class A ordinary shares to 5.0 million Class A ordinary shares. In addition, the amendment will extend the termination date of the stock incentive plan from April 27, 2020 to April 27, 2024.
    Our Board of Directors believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The amended plan is intended to enable us to continue to have an adequate number of Class A ordinary shares available for the grant of stock and stock option awards to attract new employees, and to retain current employees.
    As of February 14, 2017, 1,672,377 stock options and 1,402,836 restricted shares or restricted share units, net of forfeitures, have been granted under the stock incentive plan, leaving 424,787 Class A ordinary shares available for future grants under the stock incentive plan. These prior grants have been made to our officers, employees and certain directors. In the near term, we anticipate granting additional stock options and restricted shares in connection with the hiring or appointment of individuals, as well as to employees and certain directors.
    The full text of the amended plan is set forth as Exhibit 1 to this Proxy Statement. A general description of the principal terms of the stock incentive plan, as amended by the amended plan, is set forth below. The summary, however, does not purport to be a complete description of all the provisions of the stock incentive plan. Any of our shareholders who wish to obtain a copy of the stock incentive plan may do so upon the written request to Investor Relations at our principal executive offices located at 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands.

Summary of the Plan
General
    The general purpose of the stock incentive plan is to enable us and our affiliates to retain the services of eligible employees, directors and consultants through the grant of stock options, stock bonuses and restricted shares (collectively referred to as the awards).
    Subject to adjustment in accordance with the terms of the stock incentive plan, 3,500,000 Class A ordinary shares (5.0 million Class A ordinary shares if the amended plan is approved) are available for the grant of awards under the stock incentive plan.
Administration
    Our Compensation Committee administers the stock incentive plan and has broad discretion, subject to the terms of the stock incentive plan, to determine which eligible participants will be granted awards, prescribe the terms and conditions of awards, establish rules and regulations for the interpretation and administration of the stock incentive plan and adopt any modifications, procedures or sub-plans that may be necessary or desirable to comply with the laws of foreign countries in which we or our affiliates operate to assure the viability of awards granted under the stock incentive plan.
Eligibility
    Persons eligible to participate in the stock incentive plan include our employees, directors, and consultants and those of our affiliates. While the specific individuals to whom awards will be made in the future cannot be determined at this time, all 36 of our current employees and 5 of our current directors are presently eligible to participate in the stock incentive plan.
Options
    Stock options are subject to such terms and conditions as our Compensation Committee deems appropriate. Our Compensation Committee determines the per share exercise price of stock options which will not be less than 100% of the fair market value of the Class A ordinary shares on the date of grant. Options generally expire ten years from the date of grant and vest and become exercisable as determined by our Compensation Committee on the date of grant.
    A participant may pay the exercise price of stock options in cash, by cashiers’ check or at the discretion of our Compensation Committee, in certain other Class A ordinary shares held by the participant, by having us withhold a number of Class A ordinary shares upon exercise equal to the aggregate exercise price, in any other form of legal consideration or by a combination of the foregoing methods.
    Unless otherwise specified by our Compensation Committee, upon the termination of a participant’s service other than due to the participant’s death or disability, all unvested stock options held by the participant will terminate and the participant may exercise his or her vested stock options during the period ending on the earlier of three months following the termination and the expiration of the term of the stock option. If a participant’s service is terminated by us for cause, all of the participant’s stock options, vested and unvested, will terminate.
    Unless otherwise specified by our Compensation Committee, upon the termination of a participant’s service due to the participant’s death or disability, all unvested stock options held by the participant will terminate and the participant or his or her beneficiary may exercise any vested stock options during the period ending on the earlier of twelve months following the termination and the expiration of the term of the stock option.
    Unless otherwise provided in an individual option agreement and subject to the stock incentive plan’s adjustment provision, a change of control will not affect any stock options granted under the stock incentive plan.
Restricted Shares
    Restricted shares are subject to such terms and conditions, including vesting, as our Compensation Committee deems appropriate as set forth in individual award agreements. Participants may be entitled to vote the restricted shares while held in our custody. Our Compensation Committee determines the purchase price, if any, of restricted Class A ordinary shares.

    In the event of a termination of a participant’s service, we may repurchase any or all unvested Class A ordinary shares held by the participant for par value.
Stock Bonus Awards
    Stock bonus awards are subject to such terms and conditions as our Compensation Committee deems appropriate. To the extent permitted so that the Class A ordinary shares awarded will be treated as fully paid, a stock bonus may be awarded in consideration for past services rendered.
    In the event of a termination of a participant’s service, we may repurchase any or all unvested Class A ordinary shares held by the participant for par value.
Adjustments
    Our Compensation Committee will make appropriate adjustments so as to prevent dilution or enlargement of the benefits or potential benefits with respect to events such as dividends or other distributions, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off or sale, transfer or disposition of all or substantially all of our assets or stock. For example, our Compensation Committee shall adjust the number of Class A ordinary shares subject to outstanding awards and the exercise price of outstanding options.
Amendment/Termination
    Our Board of Directors may amend the stock incentive plan at any time. Except as provided in the stock incentive plan, no amendment will be effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or any national securities exchange listing requirement, and no amendment will be made that would adversely affect rights under an award previously granted under the stock incentive plan without the consent of the affected participants.
    Our Compensation Committee may suspend or terminate the stock incentive plan at any time. Unless sooner terminated, the stock incentive plan will terminate on April 27, 2020. If the amended plan is approved, the stock incentive plan will expire on April 27, 2024, unless it is terminated earlier by our Board of Directors.
New Plan Benefits
    Because grants under the stock incentive plan are discretionary, the benefits or amounts that may be received by or allocated to each participant are not known. However, our compensation program for our non-employee directors contemplates that each non-employee director is annually awarded restricted shares with a value of $105,000, which will vest at the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company. If the amended plan is approved, we intend for the restricted share grants to our non-employees directors to be made under the amended plan. The following table sets forth what each of the non-employee directors will receive under the amended plan for the remainder of 2017:

Name and Position	Dollar Value ($)	Number of Shares of Common Stock (2)
Non-Executive Director Group (1)	$105,000	4,555
(1)The dollar value and number of shares of common stock are presented on a per person basis.
(2) Reflects the number of shares to be awarded in 2017 based on the closing price of $23.05 on February 14, 2017. Actual stock grants will be based the closing price at the time the grants are made.
U.S. Federal Tax Consequences Applicable to U.S. Taxpayers
    The tax consequences of stock options and other awards granted under the stock incentive plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant U.S. federal income tax consequences of the stock incentive plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated therein, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If U.S. federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or non-U.S. tax consequences. This section also does not discuss the effect of gift, estate, or inheritance taxes. Therefore, it is important that you consult with your tax advisor before taking any action with respect to any award you received under the plan.
    We are not a U.S. taxpayer and, accordingly, awards under the stock incentive plan are not expected to have direct U.S. federal income tax consequences to us.
Stock Options
    Participants are not taxed on stock options when they are granted. However, participants will generally be taxed upon exercise of a stock option to purchase Class A ordinary shares. Upon exercise of a stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Class A ordinary shares underlying the stock option on the date the participant exercises the stock option over the exercise price of the stock option.
Restricted Shares
    A participant generally will not recognize any income for federal income tax purposes when the participant is awarded restricted Class A ordinary shares, because these shares are considered to be property that is not transferable and subject to a substantial risk of forfeiture under the Internal Revenue Code of 1986, as amended, or the Code. When a restricted share becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., when that share becomes vested and the restricted period lapses), the participant will generally be required to recognize as income an amount equal to the excess of the fair market value of the share on the date the restrictions lapse over the amount, if any, that the participant paid to acquire the share when it was granted. However, pursuant to Section 83(b) of the Code, the participant can file an election with the Internal Revenue Service to immediately recognize income upon the grant of the restricted shares based on the fair market value of the restricted shares on the date the award is granted (less the amount, if any, that the participant paid to acquire the restricted shares). This election must be filed within the first 30 days after the date a restricted stock award is granted to the participant. If the participant makes this election, any dividends paid with respect to the restricted shares will not be taxed as compensation, but rather as dividend income, and the participant will not recognize additional income when the restrictions applicable to the restricted shares lapse, but will be taxed at capital gain rates when the participant sells the restricted shares after they vest based on the fair market value of the shares on the date the participant sells them over their fair market value on the date of grant.
Stock Bonus Awards
    A participant will be taxed on stock bonuses in the year in which the Class A ordinary shares subject to the award are distributed to the participant. The participant will be taxed on the aggregate fair market value of all Class A ordinary shares distributed to him or her.
    In general, if a participant sells the Class A ordinary shares acquired upon exercise of stock options or vesting of restricted shares or stock bonuses, the participant generally will have a capital gain (or loss), depending on the difference between the sale price of the Class A ordinary shares and the fair market value of the Class A ordinary shares on the date the participant acquired the Class A ordinary shares upon the exercise of the stock option or vesting of restricted shares or stock bonuses. The capital gain (or loss) is considered “long term” or “short term,” depending on how long the participant has held the Class A ordinary shares prior to the sale.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE STOCK INCENTIVE PLAN.

PROPOSAL FIVE
APPOINTMENT OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee of the Company, our Board proposes that the shareholders ratify the appointment of BDO USA, LLP to serve as the independent auditors of the Company for the 2017 fiscal year until the Company’s Annual General Meeting of Shareholders in 2018.  BDO USA, LLP served as the independent auditors of the Company for the 2016 fiscal year.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. A representative of BDO USA, LLP will attend the Meeting telephonically and will be available to respond to questions and may make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S AUDITOR PROPOSAL.

PROPOSAL SIX
APPOINTMENT OF GREENLIGHT RE’S AUDITORS

We are submitting the proposal to ratify the appointment of the auditors of Greenlight Re for the 2017 fiscal year to our shareholders at the Meeting.

Upon recommendation of the Audit Committee of Greenlight Re, our Board proposes that the shareholders ratify the appointment of BDO Cayman Ltd. to serve as the independent auditors of Greenlight Re for the 2017 fiscal year until the Company’s Annual General Meeting of Shareholders in 2018.  BDO Cayman Ltd. served as the independent auditors of Greenlight Re for the 2016 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF GREENLIGHT RE’S AUDITOR PROPOSAL.

PROPOSAL SEVEN
APPOINTMENT OF GRIL’S AUDITORS

We are submitting the proposal to ratify the appointment of the auditors of GRIL for the 2017 fiscal year to our shareholders at the Meeting.

Upon recommendation of the Audit Committee of GRIL, our Board proposes that the shareholders ratify the appointment of BDO, Registered Auditors in Ireland, to serve as the independent auditors of GRIL for the 2017 fiscal year until the Company’s Annual General Meeting of Shareholders in 2018.  BDO, Registered Auditors in Ireland, served as the independent auditors of GRIL for the 2016 fiscal year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF GRIL’S AUDITOR PROPOSAL.

PROPOSAL EIGHT
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by our Compensation Committee and our Board in 2016 with respect to our Chief Executive Officer and certain other executive officers (whom we refer to as the “named executive officers”).  In accordance with Section 14A of the Exchange Act, our Board is asking shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the shareholders of Greenlight Capital Re, Ltd. (“GLRE”) approve the compensation of the GLRE executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a performance-driven philosophy that supports GLRE’s business strategy and aligns the interests of our executives with our shareholders.  Our Board believes this link between compensation and the achievement of our long-term business goals has helped drive GLRE’s performance over time.  At the same time, we believe our program does not encourage excessive risk-taking by management.

For these reasons, our Board asks shareholders to support this proposal.  While the advisory vote we are asking you to cast is non-binding, our Compensation Committee and our Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. We currently plan to hold an annual advisory vote on compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NINE
ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

        In Proposal 8, shareholders are being asked to cast a non-binding advisory vote with respect to the compensation of the GLRE executive officers named in the Summary Compensation Table. This advisory vote is typically referred to as a “say-on-pay” vote. In this Proposal 9, the Board of Directors is also asking shareholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future. Shareholders will be able to cast their votes on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may abstain from casting a vote.

        Our Board of Directors has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

        This advisory vote is not binding on the Board of Directors. The Board of Directors acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS STRUCTURE, MEETINGS AND COMMITTEES

Board Leadership Structure and Risk Oversight

Since the Company’s formation in 2004, the Company has bifurcated the positions of Chairman of the Board and Chief Executive Officer.  David Einhorn, who, through an affiliate, sponsored the Company and is the President of DME Advisors, LP, our investment advisor, has served as Chairman of the Board since August 2004.  Barton Hedges, who has served as Chief Executive Officer of the Company since August 2011, will resign from this position effective March 31, 2017.  Leonard Goldberg has agreed to serve as interim Chief Executive Officer of the Company as of the effective date of Mr. Hedges' resignation, to the extent that the position has not been filled prior to such date. Mr. Goldberg will continue to serve in such role up until the Company identifies a permanent candidate. In addition, since April 2011, Joseph Platt has served as lead director of our Board.

We believe it is the Chairman of the Board’s responsibility to run the Board, the lead director's responsibility to provide independent oversight and chair executive sessions of the Board and the Chief Executive Officer’s responsibility to run the Company.  As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a Chairman of the Board who can concentrate on leading the Board and not have to be involved in the day-to-day operations of the Company and a lead director who can focus on chairing executive sessions and ensure that the concerns of the independent directors are heard.  Likewise, by having three different individuals serve as Chairman of the Board, lead director and Chief Executive Officer, our Chief Executive Officer is able to focus the vast amount of his time and energy in running the Company and furthering its operational business strategy.  Additionally, we believe our leadership structure with a Chairman of the Board with significant investment experience and expertise, an independent lead director with significant board experience and a

Chief Executive Officer, with significant reinsurance experience and expertise, complements our underwriting and investment strategies and helps us to further our business objectives.  As lead director, Mr. Platt’s duties include chairing all meetings of the independent directors, including executive sessions, serving as a liaison between the Chairman of the Board and the independent directors, consulting with the Chairman of the Board on, and approving, agendas and schedules for Board meetings and calling meetings of independent directors. As lead director, Mr. Platt also facilitates the CEO evaluation process, leads the annual Board self-assessment and conducts interviews to confirm the continued qualification and willingness to serve of each director prior to the time at which directors are nominated for election at each Annual General Meeting of Shareholders, and is available for consultation and direct communication if requested by major shareholders.

We have six independent directors and two non-independent directors.  The non-independent directors are the Chairman of the Board and our Chief Executive Officer.  In the event that Mr. Goldberg serves as Interim Chief Executive Officer, he will cease to be independent during his service and we will have five independent directors. We currently have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Underwriting Committee.  Our Audit, Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors and are each served by a different chairperson.  We believe that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Management is primarily responsible for assessing and managing the Company’s exposure to risk.  While risk assessment is management’s duty, each of the Audit Committee and the Underwriting Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled.  The Audit Committee also reviews steps that management has taken to monitor the Company’s risk exposure.  The Audit Committee receives reports from management on a regular basis regarding the Company’s assessment and management of risks.  In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile.  The Underwriting Committee establishes and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure.  Management focuses on the risks facing the Company while the Audit Committee and the Underwriting Committee focus on the Company’s general risk management strategies and oversee risks undertaken by the Company.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Pursuant to our corporate governance guidelines, the Board and its committees, on an annual basis, perform a self-evaluation and peer review.  The Nominating and Corporate Governance Committee monitors this process.  As part of its self-evaluation and peer review, the Board evaluates the overall composition of the Board, in order to, among other things, ensure that the Board and its committees are providing the Company with the best leadership structure given the Company’s needs. As part of the evaluation process, each director completes a written peer evaluation.  The results of the written evaluations are then compiled into a summary which is reviewed by the lead director. The lead director then conducts phone interviews with each of the directors to discuss the results of the evaluation and any issues that may have arisen as a result thereof.

Board Committees and Meetings

Our Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Underwriting Committee.  Each committee has a written charter.  The table below provides current membership and fiscal year 2016 meeting information for each of the Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Underwriting Committee
Alan Brooks	X*			X
David Einhorn				X
Leonard Goldberg				X
Barton Hedges				X
Ian Isaacs		X*	X
Frank Lackner	X		X	X*
Bryan Murphy	X	X		X
Joseph Platt		X	X*
Total Meetings in 2016	4	5	4	4
__________

* Committee Chairperson

We had five meetings of the Board of Directors in 2016. Each of our directors attended in person at least 80% of the aggregate of the total meetings of the Board of Directors and any committee on which he served in 2016.  It is our policy that directors are expected to attend the annual general meeting of shareholders in the absence of a scheduling conflict or other valid reason.  All of our directors attended our 2016 annual general meeting of shareholders.

Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must meet all applicable independence tests of the Nasdaq stock market rules and the applicable rules and regulations promulgated by the SEC. Each member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Underwriting Committee is appointed by our Board and recommended for such nominations by our Nominating and Corporate Governance Committee.

The Company’s Nominating and Corporate Governance Committee and the Board of Directors have reviewed the responses of director nominees to a questionnaire asking about their relationships (and those of immediate family members) with the Company and other potential conflicts of interest, and have considered the relationships listed below regarding Messrs. Lackner, Platt and Isaacs in determining their respective independence.  Except as noted, the Board of Directors concluded that all of the director nominees listed below are independent in accordance with the director independence standards of the Nasdaq stock market rules and the SEC and that none has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director.  Accordingly, the majority of our Board is currently and, if all the director nominees are elected, will be comprised of independent directors.

Certain of our directors invest in funds managed by Greenlight Capital, Inc. or its affiliates.  We refer to these funds as the Greenlight Funds.  Each of the Greenlight Funds is an affiliate of DME Advisors, which acts as our investment advisor and receives significant fees from us.  Joseph Platt, Frank Lackner and Ian Isaacs are all limited partners in the Greenlight Funds.  DME Advisors is an affiliate of David Einhorn, the Chairman of the Board, and Mr. Einhorn has been deemed to not be independent due to his relationship with DME Advisors.  In determining whether each of Messrs. Platt, Lackner and Isaacs is independent, our Board considered his respective limited partner interest in the Greenlight Funds and the fact that in fiscal years 2016, 2015 and 2014, no director received any compensation from the Greenlight Funds or DME Advisors. Under the Nasdaq rules, our Board considered the investments of Messrs. Platt, Lackner and Isaacs in the Greenlight Funds, but ultimately determined that such investments would not interfere with their respective ability to exercise independent judgment in carrying out the responsibilities as a director of the Company.

Director	Independent	Material Transactions and Relationships
Alan Brooks	Yes	None
David Einhorn	No	President of Greenlight Capital, Inc. and President of DME Advisors
Leonard Goldberg	Yes	Former Chief Executive Officer of the Company
Barton Hedges	No	Chief Executive Officer of the Company
Ian Isaacs	Yes	None
Frank Lackner	Yes	None
Bryan Murphy	Yes	None
Joseph Platt	Yes	None

Below is a description of each committee of our Board of Directors.

Audit Committee

The Audit Committee is currently composed entirely of non-management directors, each of whom the Board of Directors has determined is independent in accordance with the Nasdaq stock market rules and applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The Audit Committee has general responsibility for the oversight and surveillance of our accounting, reporting and financial control practices.  The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.ky.  Mr. Brooks has been designated as an “audit committee financial expert” as defined under the rules of the SEC.

Compensation Committee

All of the members of our Compensation Committee are independent as defined under the Nasdaq stock market rules and applicable SEC rules and regulations.  The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers.  Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management and makes recommendations to our Board with respect to incentive-compensation plans and equity-based plans. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.ky.  See "Compensation Discussion and Analysis" for more information regarding the Compensation Committee's work.

Nominating and Corporate Governance Committee

All of the members of our Nominating and Corporate Governance Committee are independent as defined under the Nasdaq stock market rules and applicable SEC rules and regulations. The Nominating and Corporate Governance Committee makes recommendations to our Board as to nominations and compensation for our Board and committee members, as well as structural, governance and procedural matters.  The Nominating and Corporate Governance Committee also reviews the performance of our Board and the Company’s succession planning.  The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.ky.

The Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of new directors as well as the composition of our Board as a whole.  When our Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee generally does not use third-party search firms.  The Nominating and Corporate Governance Committee considers recommendations from other directors, management and others, including shareholders.  In general, the Nominating and Corporate Governance Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.  In selecting director candidates, the Nominating and Corporate Governance Committee also considers diversity, including skills, geography and the interplay of the candidate’s experience with the experience of the other board members.

The Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Secretary, Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands.  To be considered by the Nominating and Corporate Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected.  Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director.  Nominations by shareholders may also be made at an Annual General Meeting of Shareholders in the manner set forth under “Additional Information—Shareholder Proposals for the Annual General Meeting of Shareholders in 2018.”

Underwriting Committee

The Underwriting Committee, among other things, establishes and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure.  The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities and which can be found on our website at www.greenlightre.ky.

Shareholder Communication

The Nominating and Corporate Governance Committee has adopted a policy for handling shareholder communications to directors.  The policy and contact information can be found on our website at www.greenlightre.ky.  Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands; by fax at (345) 745-4576 or by email at greenlightre@greenlightre.ky.  There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature.  All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

EXECUTIVE OFFICERS

Name	Age	Position	Position Since
Barton Hedges	51	Director, Chief Executive Officer	2011
Tim Courtis	55	Chief Financial Officer	2006
Brendan Barry	45	Chief Underwriting Officer	2011

___________

Barton Hedges has served as Chief Executive Officer of our Company and a director of our Board since August  2011.  Mr. Hedges has also served as a director of GRIL since 2011.  Mr. Hedges previously served as President and Chief Underwriting Officer of Greenlight Re from January 2006 to August 2011.  Mr. Hedges has over 20 years of experience in the property and casualty insurance/reinsurance industry.   Prior to joining Greenlight Re, Mr. Hedges served as President and Chief Operating Officer of Platinum Underwriters Bermuda, Ltd., a property, casualty and finite risk reinsurer from July 2002 until December 2005, where he was responsible for the initial start-up of the company and managed the company’s day-to-day operations. Mr. Hedges’ previous experience includes serving as executive vice president and Chief Operating Officer of Bermuda-based Scandinavian Re and actuarial consultant at Tillinghast-Towers Perrin.  Mr. Hedges received his B.S. in Mathematics, Computer Science Concentration, from Towson State University in 1987 and is a Fellow of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Hedges has resigned as an officer and board member of the Company effective March 31, 2017.

Tim Courtis has served as Chief Financial Officer of the Company since May 2006.  Mr. Courtis has over 20 years experience in the property and casualty reinsurance, captive and insurance industry.  Mr. Courtis was President and Chief Financial Officer of European International Reinsurance Company Ltd., a subsidiary of Swiss Re, from August 1994 until April 2006, where he was responsible for the management and financial analysis of Swiss Re’s Barbados-based entities.  Prior to joining Swiss Re in 1994, Mr. Courtis worked for Continental Insurance in Barbados and International Risk Management Company in Bermuda where he performed duties as senior account manager to various captive insurance companies.  Mr. Courtis is a Canadian Chartered Accountant and has an MBA from York University, Toronto, and a Bachelor of Business from Wilfrid Laurier University, Waterloo.

Brendan Barry has served as Chief Underwriting Officer of the Company since August 2011.  Prior to this, Mr. Barry was Senior Vice President of the Company since September 2006 when he joined Greenlight Re.  Mr. Barry has over 20 years experience in the property and casualty insurance and reinsurance industry.  Mr. Barry previously served as Vice President of Platinum Underwriters (Bermuda) Ltd. and Senior Underwriter for Hannover Reinsurance (Ireland) Ltd. where he managed a diversified portfolio of reinsurance transactions.  Mr. Barry holds a Bachelor of Arts from the National College of Ireland, a post graduate diploma in statistics from Dublin University (Trinity College) and an MBA from Smurfit School of Business (University College Dublin).

DIRECTOR COMPENSATION

All directors, other than Mr. Einhorn and Mr. Hedges, receive compensation from us for their services as directors.  Under the Articles, our directors may receive compensation for their services as may be determined by our

Board.  Our Compensation Committee determined that the annual retainer we pay to our directors, excluding Mr. Einhorn and Mr. Hedges, is $70,000, payable at the election of the directors either quarterly in arrears, in cash, or at once in restricted shares, which restricted shares will vest at the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company.  Each director is also annually awarded restricted shares with a value of $105,000, which will vest at the earlier to occur of (i) the one year anniversary of the grant date and (ii) the next Annual General Meeting of Shareholders of the Company.  Our Compensation Committee also determined that the Chairman of the Audit Committee (Mr. Brooks) receives an additional $20,000 in cash annually, payable quarterly in arrears.

Director Compensation Table

The following table summarizes the total compensation paid or awarded to our independent directors in 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Alan Brooks	20,000	175,000	—	195,000
Leonard Goldberg	35,000(1)	105,000	—	140,000
Ian Isaacs	70,000	105,000	—	175,000
Frank Lackner	92,034(2)	105,000	—	197,034
Bryan Murphy	—	175,000	—	175,000
Joseph Platt	—	175,000	—	175,000
___________

(1)
During 2014 it was agreed between the Compensation Committee and Mr. Goldberg, that as a past NEO, Mr. Goldberg will receive reduced director compensation related to certain underwriting losses experienced in prior underwriting years. As such, Mr. Goldberg's annual retainer was reduced by $35,000.

(2)	This figure includes €20,000 that Mr. Lackner earned as compensation for his services as a director for GRIL.

(3)
All stock awards were granted under our stock incentive plan.  The value reported above in the “Stock Awards” column is the aggregate grant date fair value of the awards granted in 2016, determined in accordance with FASB ASC Topic 718, "Compensation—Stock Compensation". Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to Consolidated Financial Statements in our Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  The number of restricted Class A ordinary shares issued as stock awards to each of Messrs. Brooks, Goldberg, Isaacs, Lackner, Murphy and Platt during 2016 was 8,185, 4,911, 4,911, 4,911, 8,185 and 8,185, respectively. The aggregate number of director stock awards held on December 31, 2016 by each of Messrs. Brooks, Goldberg, Isaacs, Lackner, Murphy and Platt was 69,285, 23,296, 36,830, 58,347, 58,847 and 69,285 respectively.

(4)	There were no option awards granted to directors during 2016. The aggregate number of director option awards held on December 31, 2016 by each of Messrs. Brooks, Lackner and Platt was nil.

COMPENSATION DISCUSSION AND ANALYSIS

“Say on Pay” Vote

At our 2016 Annual General Meeting of Shareholders held on April 27, 2016, shareholders were asked to consider and vote on a resolution approving the compensation of our named executive officers, commonly referred to as “say on pay.”  A substantial majority of our stockholders approved the compensation of our named executive officers, with approximately 95.0% of the votes cast in favor of that say on pay resolution.  While we are pleased with our shareholder support, we will continue to actively evaluate our compensation program.

Named Executive Officers

For 2016, our named executive officers, or NEOs, and their respective titles were as follows:

•	Barton Hedges, Chief Executive Officer;

•	Tim Courtis, Chief Financial Officer;

•	Brendan Barry, Chief Underwriting Officer; and

•	James McNichols, former Chief Actuarial Officer.

Messrs. Hedges and Courtis were named executive officers for 2016 based on their positions with us as Chief Executive Officer and Chief Financial Officer, respectively.  Messrs. Barry and McNichols were named executive officers based on their direct involvement in the Company’s strategic direction and being part of the executive management team.

On December 19, 2016, the Company announced the resignation of Barton Hedges as its Chief Executive Officer, and as a member of the Board, each effective as of March 31, 2017. Leonard Goldberg, a current member of the Board and a former chief executive officer of the Company, has been retained to serve as a consultant to the Company in order to ensure a smooth transition and to lead the search for a new chief executive officer. Mr. Goldberg has agreed to serve as interim Chief Executive Officer of the Company as of March 31, 2017, to the extent that the position has not been filled prior to such date, and will continue to serve in such role up until the Company identifies a permanent candidate.

On July 28, 2016, Mr. James McNichols, Chief Actuarial Officer of the Company, Greenlight Reinsurance, Ltd. and Greenlight Reinsurance Ireland, Designated Activity Company, submitted his resignation effective as of August 31, 2016. In connection with Mr. McNichols' resignation, the Company agreed to waive a notice period of 180 days and to continue to pay Mr. McNichols a base salary for a period of six months following his resignation date and Mr. McNichols reaffirmed certain non-compete, non-solicitation and confidentiality provisions contained in his employment letter agreement.

Compensation Policy

In general, we seek to pay salaries that are commensurate with the salaries paid to executives at other reinsurance companies.  However, as we are the first open market property and casualty reinsurer operating in the Cayman Islands, no direct comparisons may be made.

Our performance-driven compensation policy consists of the following three components:

•	base salary;

•	bonuses; and

•	equity-based compensation.
We use short-term compensation comprised of base salary and annual cash bonuses and long-term compensation comprised of deferred bonuses, stock options and restricted shares in an effort to align our employees’ and executive officers’ interests with those of our shareholders and increase long-term growth in book value per share.

Our Compensation Committee reviews and approves all recommendations made with respect to deferred bonuses, stock options and restricted shares for all of our employees, including our NEOs.  Additionally, the Compensation Committee reviews and approves all discretionary bonuses of our NEOs.  Each year, our Chief Executive Officer provides information and recommendations to the Compensation Committee with respect to individual performance to assist the Compensation Committee with its analysis and evaluation of each employee’s compensation, including the NEOs.  However, our Chief Executive Officer does not make recommendations regarding his own compensation.  Accordingly, the Compensation Committee considers the performance of our Chief Executive Officer and determines and approves the amount of any discretionary bonus that he receives.  While the Compensation Committee considers the recommendations of our Chief Executive Officer, it is not bound by his recommendations.  While the Compensation Committee is generally familiar with the compensation of similarly situated individuals and does consider this information when making compensation decisions, given the nature of our business and compensation, the Compensation Committee has not felt it necessary to utilize the services of a compensation consultant or to do any formal benchmarking. The Compensation Committee does obtain legal advice regarding executive compensation matters from its independent outside legal counsel.

Base Salary

We use base salary to recognize the experience, skills, knowledge, roles and responsibilities of our employees and executive officers.  When establishing the base salaries of our NEOs, our Compensation Committee considers a number of factors, including:

•	the individual’s years of experience;

•	the functional role of the individual’s position;

•	the level of the individual’s responsibility;

•	our ability to replace the individual; and

•	the limited number of well-qualified candidates available in or willing to relocate to the Cayman Islands.
Base salaries are expected to be reviewed by the Compensation Committee for possible increases at least once every three years and the timing of such review depends on the nature of the individual’s responsibilities and whether the Compensation Committee believes that changed circumstances warrant such review.

Our Compensation Committee reviewed the annual base salaries of the NEOs in 2016 and, based on its review, our Compensation Committee determined that no changes were required. For 2016, the base salaries for Messrs. Hedges, Courtis, Barry and McNichols remained at $572,000; $422,000; $472,000 and $350,000, respectively.

Bonuses

We use bonuses to reward individual and company performance.  We expect our bonuses to be highly variable from year to year primarily due to our expectation of annual variability in our underwriting results.  Our Compensation Committee determines each NEO’s target bonus, expressed as a percentage of base salary.  For 2016, the target bonus amounts (expressed as a percentage of annual base salary) for Messrs. Hedges, Courtis, Barry and McNichols remained at 88%, 50%, 59% and 47% respectively.

All of our employees, including our NEOs, are eligible to participate in our bonus program.  Under the bonus program, each employee’s target bonus consists of two components: a quantitative component based on the return on deployed equity, or RODE, relating to our reinsurance operations and a discretionary component based on a qualitative assessment of each employee’s performance.  Each employee is assigned a percentage of the portion of his or her bonus that will be determined based upon the quantitative component of his or her bonus.  An employee’s quantitative bonus percentage may be adjusted annually by the Compensation Committee based primarily on the roles and responsibilities of the employee and the level of their direct involvement in underwriting operations.  The remaining portion of the target bonus is discretionary and determined based on a qualitative assessment of the employee’s performance in relation to certain annual performance goals and objectives.

Quantitative Bonus

Each year, our employees, including our NEOs, are entitled to receive a portion of a bonus pool based on quantitative performance.  Each employee, including our NEOs, is assigned a quantitative bonus participation percentage, or a QBP percentage, which indicates the portion of his or her bonus that will be determined based on RODE for each underwriting year.  Deployed equity is the aggregate allocated equity calculated by our proprietary models based upon the risk profile of each reinsurance contract written.  For underwriting years prior to 2012, the quantitative portion of an employee’s actual annual bonus is not calculated and paid until two years from the end of the fiscal year in which the business was underwritten, subject to the requirements of Section 457A of the U.S. Internal Revenue Code of 1986, as amended, or the Code.  The employee’s receipt of the quantitative portion of his or her bonus is therefore deferred for two years so that we can better determine the actual performance of the reinsurance contracts for such underwriting year.  In 2012, our Compensation Committee amended the quantitative component of our bonus program to extend payment terms for underwriting years 2012 and beyond.  After a two year transition commencing with the 2012 underwriting year, a quantitative bonus will be calculated and payable in three annual installments following the third, fourth and fifth years after the applicable underwriting year.  Also, any losses in respect of a given underwriting year will be, subject to the Board's discretion, recouped in subsequent years;  any quantitative bonus over or underpayments due to still open contracts will be adjusted, subject to the Board's discretion, in subsequent years. We therefore do not risk paying large bonuses for contracts that do not perform well over time.  An employee must be employed by us or one of our subsidiaries on January 1st following the end of the applicable fiscal year in order to receive the quantitative component of his or her bonus with respect to such year, but need not be employed by us at the date of payment of the deferred amounts.  Our Compensation Committee has the discretion to reduce or increase the total aggregate quantitative bonus pool for any particular underwriting year based on particular reinsurance industry events or other extraordinary factors.

If our Compensation Committee expects an individual to have a direct or significant impact on our underwriting operations, it will assign that individual a higher QBP percentage.  Similarly, if our Compensation Committee expects that an individual will not have a direct or significant impact on our underwriting operations it will assign that individual a lower QBP percentage.  Our Compensation Committee believes that the performance of each of Mr. Hedges, our Chief Executive Officer, Mr. Barry, our Chief Underwriting Officer, and Mr. McNichols, our Chief Actuarial Officer, will have a direct and/or significant impact on our underwriting operations.  Therefore, they have been assigned higher QBP percentages, whereas Mr. Courtis, our Chief Financial Officer, has been assigned a lower QBP percentage, as the Compensation Committee believes that his individual performance should be weighted more heavily when making bonus determinations.  For each NEO, his QBP percentage may be adjusted annually by our Compensation Committee.  For 2016, our Compensation Committee determined that the QBP percentages assigned to our NEOs remained appropriate.  Accordingly, for 2016, Mr. Hedges’ QBP percentage remained at 80%, Mr. Courtis’ QBP percentage remained at 40%, Mr. Barry’s QBP percentage remained at 70% and Mr. McNichols' QBP percentage remained at 70%.

The sum of the target quantitative bonuses for all employees, including NEOs, equals the total target quantitative bonus pool.  Each NEO’s share of the quantitative bonus pool is his or her target quantitative bonus divided by the total target quantitative bonus pool.  The amount of quantitative bonus ultimately paid to each NEO is based upon the NEO’s share of the quantitative bonus pool multiplied by the ultimate quantitative bonus declared.

RODE is the percentage return based on net underwriting income, net of all general and administrative expenses, all discounted at a risk free rate selected for such underwriting year, in relation to the sum of the deployed capital allocated to each of the contracts underwritten.  The amount of quantitative bonus awarded, if any, is determined based on the excess of the actual RODE compared to a risk free return.

A target RODE is established for the entire underwriting portfolio each year by the Compensation Committee and is an amount equal to the sum of (i) the “risk free rate,” as determined annually by the Underwriting Committee and (ii) a fixed percentage in excess of the risk free rate for each contract underwritten based upon the inherent risk in such contract.  Currently we use one fixed percentage for all frequency business and another percentage for all severity business.  A higher fixed percentage is assigned for severity business to reflect the inherently riskier nature of that business.

Expressed as a formula, for each underwriting year, target RODE is calculated as follows:

Target RODE = Risk Free Rate + {the sum of (a fixed percentage times the amount of deployed equity for each contract) / total deployed equity}

At the end of the deferral period, the actual RODE is compared to the target RODE for the applicable underwriting year and the quantitative bonus pool is funded in accordance with the following formulas:

Actual RODE	Amount Credited to Quantitative Bonus Pool
Equal to or less than Risk Free Rate	Zero
Between Risk Free Rate and Target RODE
The sum of all employees’ target quantitative bonuses multiplied by a fraction, the numerator of which equals the actual RODE minus the risk free rate, and the denominator of which equals the target RODE minus the risk free rate.

Greater than Target RODE	The sum of all employees’ target quantitative bonuses plus 10% multiplied by the excess of actual RODE over target RODE multiplied by deployed equity.
Greater than Target RODE + 5%	In addition to the bonus calculated above, an additional bonus pool will be created equal to 10% multiplied by the excess of actual RODE over (target RODE + 5%) multiplied by deployed equity.
There is no maximum amount that may be paid under the quantitative component of our bonus plan.  Likewise, there is no fixed minimum amount and therefore the quantitative component of the bonus plan could be zero for any particular underwriting year, where the actual RODE is less than the risk free rate. Furthermore, commencing in the 2012 underwriting year, where the actual RODE is less than the risk free rate, signifying an underwriting loss, underwriting losses will be carried forward to future underwriting years and recouped against underwriting profits.

Additionally, the Compensation Committee has the discretion to make adjustments to the calculation of the quantitative bonus pool due to significant over-performance or deficiencies.  For example, the quantitative bonus pool could be reduced if it related to over-weighting and short term good fortune on natural catastrophe business.  Alternatively, the quantitative bonus pool could be increased if in a generally poor underwriting year for the reinsurance industry, we demonstrated a prudent use of deployed capital and achieved a positive return above the industry average return on capital. During 2013 the Compensation Committee determined that as a result of underwriting losses experienced with respect to the 2009 and 2010 underwriting years, certain past and present NEOs would be required to deduct from future quantitative bonus payments or directors fees, amounts to reflect the losses carried forward from these underwriting years. Based on calculations performed as of December 31, 2016, Mr. Hedges, Mr. Courtis and Mr. Barry's future quantitative bonus payments may be reduced by $3,505,916, $613,830 and $755,226 respectively. The Compensation Committee determined that future quantitative bonuses paid to these NEOs would be reduced by fifty percent until such time that the loss carry forward amounts are recouped. The compensation payable to Mr. McNichols, who commenced employment with the Company in 2014, was not impacted.

The initial calculation of the quantitative bonus pool is deferred for a period of time following the end of the applicable underwriting year because we believe that short-term results are not an accurate indicator of any contract’s performance.  For the 2014 underwriting year and beyond, the initial calculation is deferred for three years.  Subject to the requirements of Code Section 457A, initial calculations are scheduled to be made with respect to the 2016 underwriting year on January 1, 2020 and an initial payment of 33% of the quantitative bonus pool is expected to be made in calendar year 2020.  Further calculations for the 2016 underwriting year will be made on January 1, 2021 and 2022 and payments of 33% and 34% of the re-calculated quantitative bonus pool are expected to be made in calendar year 2021 and 2022, respectively. As such, the employee’s receipt of the quantitative portion of his or her bonus is deferred until we can better determine the actual performance of the reinsurance contracts bound by us during each underwriting year.  We believe that this helps us better align the interests of management and shareholders by paying bonuses once the business develops instead of based solely on initial accounting of results.  The unpaid portion of the calculated bonus pool will accrue our investment return from December 31 of the underwriting year until December 31 of the year prior to payment or partial payment.

In February 2017, the Compensation Committee approved the updated calculations for the quantitative bonus pool with respect to the 2012 and 2013 underwriting years based on performance through December 31, 2016. Although the Compensation Committee has discretion to make adjustments to the calculation of the quantitative bonus pool, it did not elect to exercise this discretion with respect to the quantitative bonuses related to the 2012 and 2013 underwriting years.

As a result of the updated RODE calculations for the 2012 and 2013 underwriting years, the Compensation Committee approved quantitative bonus amounts for each of our NEOs (other than Mr. McNichols, who commenced employment with the Company in 2014). The final installment on the 2012 year and the second installment, representing 33 percent of the 2013 year will be payable on or before March 15, 2017. The total quantitative bonus amounts for these underwriting years, including interest thereon, are $436,043 to Mr. Hedges, $91,569 to Mr. Courtis, and $200,307 to Mr. Barry. These quantitative bonus amounts reflect the Company's successful 2013 underwriting results in which the Company reported a RODE well in excess of the target return and a lower than target return in respect of the 2012 underwriting year. The amounts awarded to Mr. Hedges, Mr. Courtis and Mr. Barry were determined based on each NEO's share of the target quantitative bonus pool multiplied by the ultimate quantitative bonus declared. As described, the final installment (25%) of the 2012 quantitative bonus and the second installment (33%) of the 2013 quantitative bonus will be paid on or before March 15, 2017. After application of the loss carry forward amounts, the net quantitative bonus amounts paid to Mr. Hedges, Mr. Courtis and Mr. Barry will be $218,021, $45,785 and $100,154.

Discretionary Bonus

The discretionary portion of an employee’s annual bonus is determined by taking into account the employee’s achievement of individual performance goals established by the employee and management and reviewed and approved by our Chief Executive Officer or the Compensation Committee (in the case of the Chief Executive Officer).  The Chief Executive Officer makes a recommendation to the Compensation Committee with regard to the amount of any discretionary bonus to be awarded to the NEOs, but not for himself.  The Compensation Committee determines and approves the amount of any discretionary bonus awarded to the Chief Executive Officer.  An employee must be employed by us or one of our subsidiaries on the last day of the year in order to receive the discretionary component of his or her bonus for the year.

With respect to the 2016 discretionary bonuses for our NEOs, the Compensation Committee considered the individual performance of each of our NEOs taking into account their respective achievements in relation to certain goals and objectives and such other criteria as our Compensation Committee deemed appropriate.  Since Mr. McNicols resigned during 2016, he was not eligible for a discretionary bonus. The following is a non-exhaustive list of factors considered by our Compensation Committee in making 2016 qualitative bonus determinations, none of which were assigned any particular weight:

Goals and objectives for Barton Hedges:

•	Monitor and manage overall enterprise risk and profitability;

•	Manage the growth and development of our underwriting teams and oversee senior personnel hiring to ensure successful longer-term succession;

•	Manage the evaluation and identification of new core areas of underwriting and strategic opportunities;

•	Lead the development of overall corporate strategy and business development; and

•	Provide consistent and appropriate communications to the Board of Directors and shareholders.

Goals and objectives for Tim Courtis:

•	Develop and improve database management and management reporting;

•	Actively monitor and manage the Company's capital position;

•	Optimize the availability and diversity of collateral providers and forms of collateral;

•	Manage the bi-annual investor day; and

•	Continue to oversee our interactions with regulators, rating agencies and investor relations to ensure we have an open and transparent relationship with each.

Goals and objectives for Brendan Barry:

•	Manage the underwriting portfolio to achieve the 2016 underwriting plan;

•	Improve and enhance the trimester deal team review process;

•	Oversee improvements in business development to increase and diversify the Company's client base; and

•	Develop a three year reinsurance business plan.

As a result of these analyses, in February 2017 the Compensation Committee approved discretionary bonus amounts with respect to 2016 performance for each of our NEOs, resulting in a $100,672 qualitative bonus payment to Mr. Hedges, a $200,000 qualitative bonus payment to Mr. Courtis and a $200,000 qualitative bonus payment to Mr. Barry. Additionally, Mr. Barry was awarded an unvested cash bonus of $300,000 payable on March 15, 2018 provided that Mr. Barry has not terminated his employment with the Company.

Mr. Hedges’ bonus was granted at 100% of target and was agreed as part of the settlement and release agreement entered into with Mr. Hedges on December 15, 2016. Mr. Courtis’ qualitative bonus was granted at 158% of target, which primarily reflects the Compensation Committee’s evaluation that Mr. Courtis successfully managed the finance functions within the organization and ensured that the ongoing public reporting requirements were maintained. Additionally, Mr. Courtis increased the Company's collateral capacity and use of trust facilities as well as led the negotiations for a novation of legacy liabilities. Mr. Barry’s qualitative bonus was granted at 239% of target and additionally his unvested bonus were a reflection of his success in achieving the 2016 underwriting plan and his successful management of underwriting functions during a time of a loss of capital and ratings downgrade.

The discretionary bonus amounts will be paid on or before March 15, 2017.

Stock Incentive Plan Awards

In 2004, we adopted a stock incentive plan, which was amended and restated effective as of August 15, 2005, February 14, 2007, May 4, 2007 and April 28, 2010.  Historically we granted stock options to our employees, including our NEOs, at employment inception that vest ratably over three years. Pursuant to the terms of his employment agreement, upon his promotion to CEO, Mr. Hedges was awarded on August 15, 2011 a ten year stock option to acquire 100,000 Class A ordinary shares with a per share exercise price equal to $21.25, the fair market value per share on the date of grant.  Subject to Mr. Hedges’ continuing employment with us on the relevant date of grant, for each year after 2011, on the third NASDAQ trading day following our release of earnings for the quarterly periods ended on each of June 30, we will grant Mr. Hedges an additional ten year option as of such date with a value of $500,000 based on a Black-Scholes valuation.  Options granted to Mr. Hedges vest 25% on the applicable date of grant and 25% on each of the first three anniversaries of the applicable date of grant, subject to Mr. Hedges’ continued employment with us through such dates.  In accordance with the settlement and release agreement, all granted but unvested stock options become fully vested on March 31, 2017 and remain exercisable for the remainder of the ten year term.

Our Compensation Committee has decided that, with certain exceptions noted above, restricted shares generally are the preferred form of equity compensation as the Compensation Committee believes that restricted shares better align management with long-term shareholder value creation.  Our Compensation Committee determines the value of restricted share grants that each NEO may receive, taking into account prior performance, our desire to retain the executive and the executive’s role within our company.  Those executives who are most critical to our future growth generally receive larger awards.  The restricted shares will be subject to three-year cliff vesting.  Unvested restricted shares will be forfeited if an NEO terminates employment for any reason (other than death or disability).  Currently, we expect long-term compensation, or the deferred portion of our bonus program and stock incentive plan awards, to continue to represent the majority of each NEO’s compensation.

In order to prevent the backdating of equity awards and to ensure that the timing of awards or the release of material information will not be accelerated or delayed to allow an award recipient to benefit from a more favorable stock price, on February 27, 2008, our Board of Directors and Compensation Committee adopted a policy with respect to our equity grant practices that delineates specific procedures that must be followed when granting equity awards.  We believe this policy helps the integrity of our equity award grant practices.

Our current practice is to grant equity awards in March of each fiscal year.

In 2016, our Compensation Committee approved and on March 15, 2016 we granted awards of 33,047 Class A ordinary restricted shares to Mr. Hedges and 27,539 Class A ordinary restricted shares to Mr. Courtis under our stock incentive plan.  The Compensation Committee also approved grant awards of 20,292 Class A ordinary restricted shares to Mr. Barry. Mr. McNichols did not receive a restricted share grant as his award was integrated into his qualitative bonus payment. These stock awards reflect our Compensation Committee’s assessment of each individual’s successful performance during 2015 with respect to further developing our underwriting platform, developing strategic partnerships and judiciously deploying underwriting capital in a difficult reinsurance marketplace, as well as our desire to retain these executives and align their interests with those of our shareholders.

In 2017, our Compensation Committee approved and, on March 15, 2017, we will grant awards of $475,000 and $350,000 of Class A ordinary restricted shares to Messrs. Courtis and Barry, respectively, under our stock incentive plan. The stock awards were equal to target for Messrs. Courtis and Barry, which reflect our Compensation Committee's assessment of each individual's overall successful performance in 2016 and our desire to retain these executives and align their interests with those of our shareholders.

Benefits and Perquisites

We offer certain limited perquisites to our executives, including tax preparation, and contributions to our defined contribution pension plan, as mandated by the government of the Cayman Islands.  We intend to continue to maintain our current benefits and perquisites for our executive officers. However, our Compensation Committee may revise, amend or add to these benefit programs at its discretion.

Tax Implications

The Compensation Committee considers the income tax consequences of individual compensation elements when analyzing the overall compensation paid to our NEOs.  Because we are not a U.S. taxpayer, our compensation program has not been designed to comply with Code Section 162(m).  However, with respect to our U.S. taxpayer employees, including certain of our NEOs, we design our compensation arrangements taking into account Code Sections 409A and 457A.

Ordinary Share Ownership Guidelines

We believe that broad-based share ownership by our employees, including our NEOs, is the most effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders.  While the share ownership of each of our NEO's is substantial, we do not have a formal requirement for share ownership by any group of employees including our NEOs. See "Principal Shareholders" below for each NEO's shareholding.

Change in Control and Severance

Upon termination of employment or a change in control, our NEOs may receive accelerated vesting of awards granted under our stock incentive plan and severance payments under their employment agreements.

Under our stock incentive plan, our Compensation Committee generally has the discretion to vest unvested awards upon a change in control as described below under “The Stock Incentive Plan.” This discretion allows the Compensation Committee to determine at the time of the change in control whether, and the extent to which, additional vesting is warranted.  In addition, Mr. Hedges’ option agreements and each NEO’s restricted share award agreements provide for accelerated vesting upon termination of employment under certain circumstances, and also upon a change in control.  For more details on these termination provisions, see “Potential Payments upon Termination or Change in Control.”

Upon termination of employment without cause or for good reason, certain of our NEOs are eligible for severance payments which, depending upon the circumstances surrounding termination, may include:

•	one year’s annual salary and target bonus;

•	a pro-rated target bonus for the year of termination; and

•	one year of continued health benefits.
The amount of our severance obligations to our NEOs is designed to be competitive with the amounts payable to executives in similar positions at other global reinsurance companies with which we compete for talent.  Severance payments are made in monthly installments and are contingent upon the NEO’s continued compliance with the restrictive covenants in his employment agreement.

In connection with Mr. Hedges' impending resignation on March 31, 2107, Mr. Hedges entered into a Deed of Settlement and Release with the Company, dated December 15, 2016 (referred to as the "Release Agreement") . Pursuant to the Release Agreement, Mr. Hedges has agreed to waive any and all claims he may have against the Company. In accordance with his employment agreement, upon entering into the Release Agreement, Mr. Hedges will receive: (i) a severance payment equal to $1,075,360, payable over 12 months in substantially equal installments; (ii) full vesting of unvested stock options; and (iii) health insurance benefits for himself, his spouse and his dependents for a period of one year.

In connection with Mr. McNichols' resignation on August 31, 2016, the Company agreed to waive a notice period of 180 days and to continue to pay Mr. McNichols a base salary for a period of six months following his resignation date and Mr. McNichols reaffirmed certain non-compete, non-solicitation and confidentiality provisions contained in his employment letter agreement.

Actions Taken in 2017

In February 2017, our Compensation Committee reviewed the annual base salaries of the NEOs but did make any adjustments to the annual base salaries based on such review. The Compensation Committee did grant to Mr. Barry an unvested cash bonus award. Such award will be paid to Mr. Barry on March 15, 2018 provided that Mr. Barry does not terminate his employment with the Company prior to such date. In the event that the Company terminates Mr. Barry's employment prior to March 15, 2018, the bonus will vest immediately .

Compensation Committee Report

In February 2017, our Compensation Committee reviewed and discussed the compensation discussion and analysis required by Regulation S-K, Item 402(b) promulgated under the Exchange Act, with management.  Based on the review and discussions referred to in the preceding sentence, our Compensation Committee recommended to our Board of Directors that this compensation discussion and analysis disclosure be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee

Ian Isaacs (Chairman)
Bryan Murphy
Joseph Platt

The foregoing Compensation Committee Report (this "Report") shall not be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any filed document.

Compensation Risk Assessment

Our Compensation Committee, together with management, conducted a risk assessment of our compensation programs.  Our Compensation Committee concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and thus discourage excessive risk-taking.  Our Compensation Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on our company.  The Company’s current compensation structure contains various features that mitigate risks. For example:

•	We have an entrepreneurial culture which encourages employees to think like owners;

•	We offer a balance of compensation elements with the majority of compensation related to long-term performance;

•	We set reasonable bonus targets for executives and employees and require that certain performance metrics are achieved before bonuses will be paid;

•	The design of our quantitative bonus program provides for the calculation and payment of bonuses once business develops instead of based on the initial accounting of underwriting;

•	Our Compensation Committee has the discretion to make adjustments to the quantitative bonus pool due to significant deficiencies;

•
The structure of our quantitative bonus program rewards employees and NEOs based on the economic underwriting performance of the Company as compared to top line premium targets which could encourage excessive risk taking among employees to achieve such targets;

•
The structure of our quantitative bonus program provide that underwriting losses experienced in a year are carried forward and applied against future years' underwriting profits before quantitative bonuses are awarded; and

•
All of the equity awards granted to employees under the Company’s stock incentive plan are subject to multi-year time vesting, which requires an employee to commit to a longer period of employment for such awards to be valuable.

We will continue to evaluate our compensation programs with respect to risk going forward and will consider changes necessary to prevent incentives to take excessive risk.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table summarizes the total compensation paid or awarded to our NEOs in 2016, 2015 and 2014 as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Barton Hedges, CEO	2016	572,000	100,672	712,500	500,000	218,021	7,317	2,110,510
	2015	572,000	125,840	427,500	500,000	210,385	7,317	1,843,042
	2014	572,000	100,672	712,500	500,000	152,721	7,317	2,045,210
Tim Courtis, CFO	2016	422,000	200,000	593,750	—	45,785	7,317	1,268,852
	2015	422,000	158,250	427,500	—	44,181	7,317	1,059,248
	2014	422,000	139,260	712,500	—	32,071	7,317	1,313,148
Brendan Barry, CUO	2016	472,000	200,000	437,500	—	100,154	7,317	1,216,971
	2015	472,000	125,316	315,000	—	96,646	7,317	1,016,279
	2014	447,000	75,163	303,750	—	70,156	7,317	903,386
James McNichols, former Chief Actuarial Officer	2016	350,000	—	—	—	—	4,878	354,878
	2015	350,000	152,700	60,096	—	—	7,317	570,113
	2014	350,000	14,511	100,000	—	—	1,829	466,340

(1)	The amounts shown in this column for 2016 represent the discretionary portion of the NEO’s 2016 bonus to be paid on or before March 15, 2017.

(2)
All stock awards were granted under our stock incentive plan and relate to the prior years' bonus amounts.  The value reported above in the “Stock Awards” column is the aggregate grant date fair value for each NEO’s restricted share award granted in 2016, 2015 and 2014, determined in accordance with FASB ASC Topic 718, "Compensation—Stock Compensation".

(3)
All option awards were granted under our stock incentive plan. The value reported above in the "Option Awards" column is the aggregate grant date fair value for Mr. Hedges' option awards granted in 2016, 2015 and 2014, determined in accordance with FASB ASC Topic 718, "Compensation—Stock Compensation". Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)
For the 2016 year, the value reported above in the "Non-Equity Incentive Plan Compensation" column is the amount paid to the NEOs on or before March 15, 2017. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, for underwriting years prior to 2012, the quantitative component of each NEO’s bonus is calculated and paid two years following the end of the fiscal year in which the business is underwritten and is based on performance over this extended period.  In 2012, our Compensation Committee amended the quantitative component of our bonus program to extend payment terms for underwriting years 2012 and beyond.  After a two year transition commencing with the 2012 underwriting year, a quantitative bonus will be calculated and payable in three annual installments following the third, fourth and fifth years after the applicable underwriting year. Accordingly, quantitative bonuses are not earned in the year in which the business is underwritten, but rather, they are earned at the end of the applicable performance period.

As of December 31, 2016, we estimate that the quantitative bonus amounts relating to the 2014 underwriting year and payable in installments in 2018, 2019 and 2020, after reductions for losses carried forward from previous underwriting years, would equal approximately $227,852 for Mr. Hedges, $47,756 for Mr. Courtis, $104,459 for Mr. Barry and $38,317 for Mr. McNichols. For the 2015 underwriting year and payable in installments in 2019, 2020 and 2021, after reductions for losses carried forward from previous underwriting years, would equal approximately $187,852 for Mr. Hedges, $39,373 for Mr. Courtis, $90,937 for Mr. Barry and $107,761 for Mr. McNichols. Additionally, we estimate that the bonus amounts relating to the 2016 underwriting year and payable in installments in 2020, 2021 and 2022, after reductions for losses carried forward from previous underwriting years, would equal approximately $232,354 for Mr. Hedges, $48,700 for Mr. Courtis, $112,480 for Mr. Barry and $0 for Mr. McNichols. We note, however, that these amounts will be adjusted based on changes in underwriting results and investment income accrued on these balances and the ultimate amount paid could be materially different than the estimates provided. Additionally, because our Compensation Committee has discretion to pay more or less than the amount resulting from the performance based funding calculation, the ultimate amount of the quantitative portion of the bonus for each NEO may differ from the estimate provided herein.

(5)	The amounts shown in this column for 2016 include amounts contributed to our defined contribution pension plan on behalf of each of Messrs. Hedges, Courtis, Barry and McNichols.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2016

Our Compensation Committee, or our Board of Directors acting as our Compensation Committee, granted stock option and restricted share awards under our stock incentive plan and established target quantitative bonuses for our NEOs in 2016.  Set forth in the following table is information regarding restricted share awards granted in 2016 as well as 2016 estimated quantitative bonus amounts.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards	All other Stock Awards: Number of Shares of Stock or Units (#)(2)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Barton Hedges	3/15/2016	2/17/2016	—	—	33,047	—	—	712,500
Barton Hedges	8/4/2016	7/24/2012	—	—	—	57,386	19.87 (3)	500,000
Barton Hedges			232,354	—	—	—	—	—
Tim Courtis	3/15/2016	2/17/2016	—	—	27,539	—	—	593,750
Tim Courtis			48,699	—	—	—	—	—
Brendan Barry	3/15/2016	2/17/2016	—	—	20,292	—	—	437,500
Brendan Barry			112,479	—	—	—	—	—
James McNichols			—	—	—	—	—	—
___________

(1)	The amounts reflect the NEO’s estimated quantitative bonus amounts with respect to the 2016 underwriting year, net of any applicable loss carry forward.

(2)	The amount represents a grant of restricted shares made pursuant to our stock incentive plan. Each restricted share award is subject to three-year cliff vesting.

(3)	The exercise price of the option award is equal to the fair market value per share as of the date of grant.

(4)
The amounts reflect the aggregate grant date fair value for each NEO’s restricted share and option awards granted in 2016, determined in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”.

Employment Agreements

The following paragraphs summarize the material terms of the employment agreements of our NEOs.  The severance provisions of these agreements are summarized in the section titled “Potential Payments Upon Termination or Change in Control” below.

Barton Hedges.  In connection with his appointment as Chief Executive Officer, we entered into an employment agreement effective August 15, 2011 with Barton Hedges.  The employment agreement does not have a fixed term.  Under the terms of his employment agreement (as amended and restated as of July 26, 2012), Mr. Hedges is entitled to receive an annual salary of not less than $572,000, subject to increase as determined by our Board of Directors, and an annual performance-based bonus with a target equal to 88% of base salary.  Mr. Hedges is entitled to participate in our employee benefit plans and insurance programs.  Mr. Hedges is also reimbursed for certain tax preparation expenses.  Mr. Hedges was awarded on August 15, 2011 a ten year stock option to acquire 100,000 Class A ordinary shares with a per share exercise price equal to $21.25, the fair market value per share on the date of grant.  Subject to Mr. Hedges’ continuing employment with us on the relevant date of grant, for each year after 2011, his employment agreement provides that on the third NASDAQ trading day following our release of earnings for the quarterly periods ended on each June 30, we will grant Mr. Hedges an additional ten year option as of such date with a value of $500,000 based on a Black Scholes valuation.  Options granted to Mr. Hedges vest 25% on the applicable date of grant and 25% on each of the first three anniversaries of the applicable date of grant, subject to Mr. Hedges’

continued employment with us through such dates.  Upon a termination without cause or a termination for good reason, as provided in his employment agreement, any of Mr. Hedges’ unvested options shall vest and remain exercisable for the remainder of the ten year term.

Mr. Hedges is subject to a six-month post-termination non-competition restriction and a one-year post-termination non-solicitation restriction in addition to perpetual confidentiality and non-disparagement requirements.

As described above, in connection with Mr. Hedges' impending resignation on March 31, 2107, Mr. Hedges entered into a Release Agreement with the Company pursuant to which Mr. Hedges has agreed to waive any and all claims he may have against the Company. In accordance with his employment agreement, upon entering into the Release Agreement, Mr. Hedges will receive: (i) a severance payment equal to $1,075,360, payable over 12 months in substantially equal installments; (ii) full vesting of unvested stock options; and (iii) health insurance benefits for himself, his spouse and his dependents for a period of one year.

Tim Courtis.  We entered into an employment agreement effective May 1, 2006 (as amended on December 30, 2008 and February 18, 2009) with Tim Courtis under which he serves as our Chief Financial Officer.  The employment agreement does not have a fixed term.  Mr. Courtis receives an annual base salary of not less than $422,000, subject to increase as determined by our Board of Directors, and an annual performance-based bonus with a target equal to 50% of base salary.  Mr. Courtis is entitled to participate in our employee benefit plans and insurance programs.  Under the terms of his employment agreement, on May 1, 2006, Mr. Courtis received an option to acquire 75,000 Class A ordinary shares with an exercise price equal to the fair market value per share on the date of grant. These options were exercised during 2016.

Brendan Barry. We entered into an employment agreement effective September 18, 2006 (as amended by written notification on February 27, 2009, March 11, 2011, August 15, 2011 and October 27, 2014) with Brendan Barry under which he serves as Chief Underwriting Officer.  The employment agreement does not have a fixed term.  Mr. Barry receives an annual base salary of not less than $447,000, subject to increase as determined by our Board of Directors, and an annual performance-based bonus with a target equal to 59% of base salary. Mr. Barry is entitled to participate in our employee benefit plans and insurance programs.  Under the terms of his employment agreement, on September 18, 2006, Mr. Barry received an option to acquire 75,000 Class A ordinary shares with an exercise price equal to the fair market value per share on the date of grant. The options were exercised during 2016.

James McNichols. We entered into an employment agreement with James McNichols effective September 15, 2014 under which he served as our Chief Actuarial Officer., . The employment agreement does not have a fixed term.  Mr. McNichols receives an annual base salary of $350,000, subject to increase as determined by our Board of Directors, and an annual performance-based bonus with a target amount equal to $165,000.  Mr. McNichols is entitled to participate in our employee benefit plans and insurance programs.  In addition, under the terms of his employment agreement, Mr. McNichols was granted 3,048 Class A ordinary restricted shares on November 6, 2014, which will fully vest on the third anniversary of the commencement of his employment on September 15, 2017. These restricted shares were forfeited upon Mr. McNichols resignation during 2016.

Mr. Courtis, Mr. Barry and Mr. McNichols are also subject to a six-month post-termination non-competition restriction and a one-year post-termination non-solicitation restriction in addition to perpetual confidentiality and non-disparagement requirements.

In connection with Mr. McNichols' resignation on August 31, 2016, the Company agreed to waive a notice period of 180 days and to continue to pay Mr. McNichols a base salary for a period of six months following his resignation date and Mr. McNichols reaffirmed certain non-compete, non-solicitation and confidentiality provisions contained in his employment letter agreement.

The employment agreements of certain of our NEOs were amended, as applicable, in 2008 in order to comply with Section 409A and Section 457A of the Code.

The Stock Incentive Plan

General

On August 11, 2004, we adopted the Greenlight Capital Re, Ltd. 2004 stock incentive plan, or the stock incentive plan, which was amended and restated on August 15, 2005, February 14, 2007, May 4, 2007 and April 28, 2010.  The general purpose of the stock incentive plan is to enable us and our affiliates to retain the services of eligible employees, directors and consultants through the grant of stock options, stock bonuses and rights to acquire restricted shares (collectively referred to as the awards).

Subject to adjustment in accordance with the terms of the stock incentive plan, 3,500,000 Class A ordinary shares are available for the grant of awards under the stock incentive plan.  The maximum number of Class A ordinary shares with respect to which options may be granted to any participant during any calendar year is 500,000 Class A ordinary shares.  As of December 31, 2016, 1,672,377 options and 1,402,836 restricted shares or restricted share units, net of forfeitures, have been granted under the stock incentive plan.

On February 14, 2017, our Board of Directors adopted, subject to shareholder approval, an amended and restated stock incentive plan, or the amended plan, which increases the number of Class A ordinary shares authorized for issuance under the stock incentive plan by 1.5 million Class A ordinary shares to 5.0 million Class A ordinary shares. In addition, if approved by the shareholders, the amendment will extend the termination date of the stock incentive plan from April 27, 2020 to April 27, 2024.

Administration

Our Compensation Committee administers the stock incentive plan and has broad discretion, subject to the terms of the stock incentive plan, to determine which eligible participants will be granted awards, prescribe the terms and conditions of awards, establish rules and regulations for the interpretation and administration of the stock incentive plan and adopt any modifications, procedures or sub-plans that may be necessary or desirable to comply with the laws of foreign countries in which we or our affiliates operate to assure the viability of awards granted under the stock incentive plan.

Options

Options are subject to such terms and conditions as our Compensation Committee deems appropriate.  Our Compensation Committee determines the per share exercise price of options which will not be less than 100% of the fair market value of the Class A ordinary shares on the date of grant.  Options generally expire ten years from the date of grant and vest and become exercisable as determined by our Compensation Committee on the date of grant.

Unless otherwise provided in an individual option agreement and subject to the stock incentive plan’s adjustment provision, a change of control will not affect any options granted under the stock incentive plan.

Restricted Shares and Restricted Share Units

Restricted shares and restricted share units are subject to such terms and conditions as our Compensation Committee deems appropriate as set forth in individual award agreements.  Participants may be entitled to vote the restricted shares while held in our custody.  Participants are not entitled to vote the restricted share units while held. Our Compensation Committee determines the purchase price, if any, of restricted Class A ordinary shares.

Stock Bonus Awards

Our Compensation Committee may also grant stock bonus awards under the stock incentive plan subject to such terms and conditions as our Compensation Committee deems appropriate.  The stock incentive plan provides that stock bonus awards can be awarded for past service and/or conditioned on continued future services.  In the event that stock bonus awards are subject to continued service conditions, the stock incentive plan provides that a stock bonus award may (but need not) be subject to repurchase by us at par value if the participant does not fully satisfy any continued service conditions established for such stock bonus awards.

Adjustments

Our Compensation Committee will determine the appropriate adjustments to be made in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to an award upon the occurrence of certain events affecting our capitalization such as a dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, spin-off or sale, transfer or disposition of all or substantially all of our assets or stock.  For example, our Compensation Committee may adjust the number of Class A ordinary shares subject to outstanding awards and the exercise price of outstanding options.

Amendment/Termination

Our Board of Directors may amend the stock incentive plan at any time.  Except as provided in the stock incentive plan, no amendment will be effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy any applicable law or any national securities exchange listing requirement, and no amendment will be made that would adversely affect rights under an award previously granted under the stock incentive plan without the consent of the affected participants.  Our Compensation Committee may suspend or terminate the stock incentive plan at any time.

Unless sooner terminated, the stock incentive plan will terminate on April 27, 2020. As described above, if approved by our shareholders, the amended plan will extend the termination date of the stock incentive plan from April 27, 2020 to April 27, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2016

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Barton Hedges	100,000 (3)	—	—	21.25	8/15/2021	68,175 (9)	1,554,390	—	—
Barton Hedges	45,290 (4)	—	—	23.80	8/2/2022	—	—	—	—
Barton Hedges	38,197 (5)	—	—	26.44	8/2/2023	—	—	—	—
Barton Hedges	23,866 (6)	7,955	—	32.37	8/7/2024	—	—	—	—
Barton Hedges	20,342 (7)	20,341	—	26.67	8/6/2025	—	—	—	—
Barton Hedges	14,347 (8)	43,039	—	19.87	8/4/2026	—	—	—	—
Tim Courtis	—	—	—	—	—	62,667 (10)	1,428,808	—	—
Brendan Barry	—	—	—	—	—	39,389 (11)	898,069	—	—
__________

(1)	Reflects grants of restricted shares made pursuant to our stock incentive plan. All restricted shares are subject to three-year cliff vesting.

(2)	Assumes a stock price of $22.80, the closing price of the Class A ordinary shares on December 30, 2016.

(3)
Mr. Hedges was granted an option to purchase 100,000 Class A ordinary shares on August 15, 2011 in accordance with the terms of his employment agreement. The option became exercisable with respect to 25,000 shares immediately upon grant, became exercisable with respect to an additional 25,000 shares on each of August 15, 2012, August 15, 2013 and August 15, 2014.

(4)
Mr. Hedges was granted an option to purchase 45,290 Class A ordinary shares on August 2, 2012 in accordance with the terms of his employment agreement. The option became exercisable with respect to 11,323 shares immediately upon grant, became exercisable with respect to another 11,322 shares on each of August 2, 2013, August 2, 2014 and August 2, 2015.

(5)
Mr. Hedges was granted an option to purchase 38,197 Class A ordinary shares on August 2, 2013. The option became exercisable with respect to 9,549 shares immediately upon grant, became exercisable with respect to another 9,550 shares on August 2, 2014 and with respect to another 9,549 shares each on August 2, 2015 and August 2, 2016.

(6)
Mr. Hedges was granted an option to purchase 31,821 Class A ordinary shares on August 7, 2014. The option became exercisable with respect to 7,955 shares immediately upon grant and with respect to another 7,956 shares on August 7, 2015, and with respect to another 7,955 shares on August 7, 2016 and will become exercisable with respect to another 7,955 on August 7, 2017. All of Mr. Hedges' unvested stock options will vest in connection with his impending resignation on March 31, 2017.

(7)
Mr. Hedges was granted an option to purchase 40,683 Class A ordinary shares on August 6, 2015. The option became exercisable with respect to 10,171 shares immediately upon grant and with respect to another 10,171 shares each on August 7, 2016, and will become exercisable to another 10,171 on August 7, 2017 and with respect to another 10,170 shares on August 7, 2018. All of Mr. Hedges' unvested stock options will vest in connection with his impending resignation on March 31, 2017.

(8)
Mr. Hedges was granted an option to purchase 57,386 Class A ordinary shares on August 4, 2016. The option became exercisable with respect to 14,347 shares immediately upon grant and would have become exercisable with respect to another 14,346 shares on August 4, 2017, with respect to another 14,347 shares on August 4, 2018 and with respect to another 14,346 shares on August 4, 2019. All of Mr. Hedges' unvested stock options will vest in connection with his impending resignation on March 31, 2017.

(9)
Mr. Hedges was awarded 21,856 restricted shares on March 15, 2014, 13,272 restricted shares on March 15, 2015 and 33,047 restricted shares on March 15, 2016. These restricted shares will vest on the third anniversary of each grant date respectively. In connection with his impending resignation on March 31, 2017 all unvested shares will be forfeited.

(10)
Mr. Courtis was awarded 21,856 restricted shares on March 15, 2014, 13,272 restricted shares on March 15, 2015 and 27,539 restricted shares on March 15, 2016. These restricted shares will vest on the third anniversary of each grant date respectively.

(11)
Mr. Barry was awarded 9,317 restricted shares on March 15, 2014, 9,780 restricted shares on March 15, 2015 and 20,292 restricted shares on March 15, 2016.  These restricted shares will vest on the third anniversary of each grant date respectively.

Option Exercises and Stock Vested in Fiscal 2016

The following table provides information regarding the stock awards that vested in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($) (2)
Barton Hedges	150,000	1,062,000	19,443	414,914
Tim Courtis	75,000	660,750	19,443	414,914
Brendan Barry	75,000	551,250	9,210	196,541
James McNichols	—	—	—	—
__________

(1)	Based upon the per share exercise price and the closing share price on the date of exercise.

(2)	Based upon the closing share price on the date upon which the shares fully vested.

Pension Benefits

None of our NEOs participates in a qualified or non-qualified defined benefit pension plan sponsored by us.  In accordance with the National Pensions Law (2012 Revision) of the Cayman Islands, all Cayman Islands-based employers are required to make a contribution to a pension plan for each person they employ.  As of June 1, 2006, we adopted a defined contribution pension plan.  The amounts contributed to this plan on behalf of the NEOs are set forth in the following table.

Non-qualified Deferred Compensation in Fiscal Year 2016

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Barton Hedges	—	7,317	3,243	—	93,769
Tim Courtis	—	7,317	2,806	—	86,844
Brendan Barry	—	7,317	2,087	—	82,289
James McNichols	—	4,878	543	(14,180)	—
___________

(1)
The amounts provided in this column represent the amount of the contributions we made on behalf of each NEO to our defined contribution pension plan during 2016.  These amounts are also reported as compensation in the Summary Compensation Table under the “All Other Compensation” column.

(2)
Earnings are measured based on the NEO’s individual investment selections.  The aggregate earnings and aggregate balance data for each NEO under the defined contribution pension plan is reported net of any pension plan expenses.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

Barton Hedges, Tim Courtis and Brendan Barry

In the event that we terminate any of  Mr. Hedges’, Mr. Courtis’ or Mr. Barry’s employment without cause (as defined below), or any NEO terminates his employment for good reason (as defined below), we will pay him accrued but unpaid base salary, bonus and vacation pay; and a pro-rated portion of the target bonus that would have been paid for the year in which he was terminated assuming targets had been achieved, as soon as practicable following termination but in no event later than 90 days following the date of termination.  In addition, we will pay him severance in twelve monthly installments equal to the sum of his annual base salary and target bonus assuming targets had been achieved, provided that he does not breach the restrictive covenants in his employment agreement.  Mr. Hedges would also be eligible to receive health insurance benefits that were being received immediately prior to termination for a period of one year. Because he would need to relocate upon his termination from the Company, Mr. Courtis is also entitled to receive an additional $25,000 lump sum payment at the same time he receives his first monthly severance payment.  The commencement of the payments will be delayed for six months if our Board of Directors determines that such payments constitute non-qualified deferred compensation and Mr. Hedges, Mr. Courtis or Mr. Barry is a “specified employee” within the meaning of Section 409A of the Code and the first payment will be equal to the aggregate amount the NEO would have received during the delay period had no delay been imposed.  In addition, the final severance payment to any of Mr. Hedges, Mr. Courtis or Mr. Barry will be paid no later than December 31 of the year following the year in which the severance payments are no longer subject to a substantial risk of forfeiture.

If any of Mr. Hedges’, Mr. Courtis’ or Mr. Barry’s employment terminates as a result of his death, his beneficiary, legal representatives or estate will become entitled to accrued but unpaid base salary, bonus and vacation pay; and a pro-rated portion of the target bonus that would have been paid for the year in which his employment terminated assuming targets had been achieved, as soon as practicable following termination but in no event later than 90 days following the date of termination.  In addition, his spouse and dependents will become entitled to receive health benefits for one year.  We may terminate any of Mr. Hedges, Mr. Courtis’ or Mr. Barry’s employment agreement upon 30 days’ prior written notice if he becomes disabled.  If any of Mr. Hedges’, Mr. Courtis’ or Mr. Barry’s employment terminates because of disability, he will become entitled to accrued but unpaid base salary, bonus and vacation pay; a pro-rated portion of the target bonus that would have been paid for the year in which his employment was terminated assuming targets had been achieved, as soon as practicable following termination but in no event later than 90 days following the date of termination; and base salary and continued health benefits for the lesser of one year or until he is eligible to receive long-term disability benefits under any long-term disability plan that we may establish.  Continued base salary payments will be paid in accordance with our regular payroll schedule.  The commencement of these payments will be delayed for six months if our Board of Directors determines that such payments constitute non-qualified deferred compensation and Mr. Hedges, Mr. Courtis or Mr. Barry is a “specified employee” within the meaning of Section 409A of the Code with the first payment after the delay period being equal to the amount that would have been paid had no delay been imposed.  If we are not able to provide any of Mr. Hedges, Mr. Courtis or Mr. Barry, their spouses or dependents with continued participation in our health plan, we will pay for the cost of such benefits which does not exceed the amount which we would have paid if they have been entitled to participate.  The cost of such benefits will be paid in accordance with the procedures we establish.

We may require that Mr. Hedges, Mr. Courtis or Mr. Barry execute a release of claims against us as a condition for compensation or benefits payable upon any termination of employment.

For purposes of their employment agreements, “cause” generally means any of the following:

•	the NEO’s drug or alcohol use which impairs his ability to perform his duties;

•	conviction by a court, or plea of “no contest” or guilty to a criminal offense;

•	engaging in fraud, embezzlement or any other illegal conduct with respect to us and/or any of our affiliates;

•	willful violation of the restrictive covenants set forth in his employment agreement;

•	willful failure or refusal to perform the duties under his employment agreement; or

•
breach of any material provision of his employment agreement or any of our or any of our affiliates’ policies related to conduct which is not cured, if curable, within ten days after written notice is given.

For purposes of the employment agreements, “good reason” generally means any of the following events which is not cured, if curable, within 30 days after the NEO has given notice thereof:

•	any material and adverse change to the NEO’s duties or authority which is inconsistent with his title and position;

•	a reduction of the NEO’s base salary; or

•	a failure by us to comply with any other material provisions of the employment agreement.

For purposes of the employment agreements, “disability” generally means if, as a result of incapacity due to physical or mental illness, the NEO is substantially unable to perform his duties for an entire period of at least 90 consecutive days or 180 non-consecutive days within any 365-day period.

As described above, in connection with Mr. Hedges' resignation effective March 31, 2107, Mr. Hedges entered into a Release Agreement with the Company pursuant to which Mr. Hedges has agreed to waive any and all claims he may have against the Company. In accordance with his employment agreement, upon entering into the Release Agreement, Mr. Hedges will receive: (i) a severance payment equal to $1,075,360, payable over 12 months in substantially equal installments; (ii) full vesting of unvested stock options; and (iii) health insurance benefits for himself, his spouse and his dependents for a period of one year.

James McNichols

Mr. McNichols' employment agreement provides that Mr. McNichols may be terminated by the Company for any reason upon 180 days written notice and may be terminated immediately by the Company for cause, which includes violations of the Company’s Code of Conduct, Tax Operating Guidelines or any other Operating Guidelines.  Mr. McNichols' employment agreement does not contain any change in control provisions.

In connection with Mr. McNichols' resignation on August 31, 2016, the Company agreed to waive a notice period of 180 days and to continue to pay Mr. McNichols a base salary for a period of six months following his resignation date and Mr. McNichols reaffirmed certain non-compete, non-solicitation and confidentiality provisions contained in his employment letter agreement.

Stock Incentive Plan and Awards Granted Thereunder

Under the terms of the stock incentive plan, unless an option award provides otherwise, upon termination other than for cause, death or disability (as defined below), all unvested options terminate and the participant may exercise his or her vested options within the period ending upon the earlier of three months following termination or ten years from the grant date of the option (i.e., the option’s expiration date).  Unless an option award provides otherwise, upon termination for cause (as defined below), all vested and unvested options will terminate.  Unless an option award provides otherwise, upon termination for death or disability, all unvested options will terminate, and the vested portion of the option may be exercised for the period ending upon the earlier of twelve months following termination or the option’s expiration date.

Under the terms of the option grants which Mr. Hedges received annually from 2011 through 2016, any unvested portion of each option award vests upon our termination of his employment without cause (as defined in his employment agreement, see description above), or Mr. Hedges’ termination of employment for good reason (as defined in his employment agreement, see description above). Upon Mr. Hedges’ termination due to his death or disability (as defined in his employment agreement, see description above), any unvested portion of the options will terminate and any vested portion of the option will remain exercisable until the expiration date.  If we terminate Mr. Hedges’ employment due to his permanent retirement from the reinsurance industry, any unvested portion of the options will terminate, and the vested portion will remain exercisable until expiration, unless Mr. Hedges becomes employed by an entity which competes with any aspect of our or our affiliates’ business, in which case, the options will immediately terminate.  If we terminate Mr. Hedges’ employment for cause all vested and unvested portions of the options will terminate.  If Mr. Hedges’ employment terminates under any other circumstances, the unvested portion of the options will terminate and the vested portion will remain exercisable for 90 days, but no later than the expiration date.

Under the terms of the option grants awarded to our other NEOs, upon termination of employment, the awards remain exercisable in accordance with the terms of the stock incentive plan, except that upon termination, other than for cause, death or disability (each as defined below), all vested options remain exercisable for the period ending upon the earlier of 90 days or the expiration date.

Under the terms of the restricted share awards granted to each of our NEOs, the awards will automatically vest upon the executive’s termination of employment due to death or disability or upon the occurrence of a change in control.  If the executive’s employment terminates for any other reason, the unvested restricted shares will be automatically repurchased by the Company for par value and cancelled.

For purposes of the stock incentive plan, “cause” generally means: if the participant is a party to an employment agreement or other agreement with us or an affiliate and such agreement provides for a definition of cause, the definition contained in the agreement, or, if no such agreement or definition exists, cause means a participant’s:

•	material breach of his employment agreement or other agreement;

•	continued failure to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of his superiors, including, without limitation, our Board of Directors;

•	commission of a crime constituting a criminal offense or felony (or its equivalent) or other crime involving moral turpitude; or

•
material violation of any material law or regulation or any policy or code of conduct adopted by us or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect our or an affiliate’s business reputation or affairs.

For purposes of the stock incentive plan, “disability” generally means, if the participant is a party to an employment agreement or other agreement with us or an affiliate and the agreement provides for a definition of disability, the definition contained in the agreement, or, if no such agreement or definition exists, disability will mean the failure of the participant to perform his duties due to physical or mental incapacity as determined by our Compensation Committee.

For purposes of our stock incentive plan, “change in control” generally means the occurrence of one of the following events: (i) any person or group becomes the beneficial owner, directly or indirectly, of 51% or more of our common stock (measured by voting power rather than number of shares); or (ii) we consolidate or merge with or into any other person or group or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets and the assets of our direct and indirect subsidiaries to any other person or group, in either one transaction or a series of related transactions that occur within six months, other than a consolidation or merger or disposition of assets.

Assuming Mr. Hedges’ employment terminated under each of the circumstances described above on December 31, 2016, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (3) $	Total $
Termination without Cause or for Good Reason	503,360	1,003,360 (1)	19,077	126,104	1,651,901
Death	503,360	N/A	19,077	1,680,494	2,202,931
Disability	503,360	500,000 (2)	19,077	1,680,494	2,702,931
Change in Control	N/A	N/A	N/A	1,680,494	1,680,494
__________

(1)	Calculated as the sum of 87.41% of base salary ($500,000) and target bonus ($503,360).

(2)	Calculated as 87.41% of base salary.

(3)
Calculated as the sum of (i) the spread value (being the difference between the exercise price and the share value on December 31, 2016) of the options and (ii) the fair market value of the unvested restricted shares subject to accelerated vesting if a termination or change in control occurred on December 31, 2016 and using a share price of $22.80, the December 30, 2016 closing share price.

Assuming Mr. Courtis’ employment terminated under each of the circumstances described above on December 31, 2016, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (3) $	Total $
Termination without Cause or for Good Reason	211,000	586,000 (1)	N/A	N/A	797,000
Death	211,000	N/A	25,236	1,428,808	1,665,044
Disability	211,000	350,000 (2)	25,236	1,428,808	2,015,044
Change in Control	N/A	N/A	N/A	1,428,808	1,428,808
__________

(1)	Calculated as the sum of 82.94% of base salary ($350,000) and target bonus ($211,000) plus an additional $25,000 for relocation expenses.

(2)	Calculated as 82.94% of base salary.

(3)
Calculated as the fair market value of the unvested restricted shares subject to accelerated vesting if a change in control occurred on December 31, 2016 and using a share price of $22.80, the December 30, 2016 closing share price.

Assuming Mr. Barry’s employment terminated under each of the circumstances described above on December 31, 2016, such payments and benefits have an estimated value of:

Event	Pro-Rated Bonus $	Total Cash Severance $	Value of Medical Continuation $	Value of Accelerated Equity (3) $	Total $
Termination without Cause or for Good Reason	263,730	638,730 (1)	N/A	N/A	902,460
Death	263,730	N/A	25,236	898,069	1,187,036
Disability	263,730	375,000 (2)	25,236	898,069	1,562,036
Change in Control	N/A	N/A	N/A	898,069	898,069
__________

(1)	Calculated as the sum of 83.89% of base salary ($375,000) and target bonus ($263,730).

(2)	Calculated as 83.89% of base salary.

(3)
Calculated as the fair market value of the unvested restricted shares subject to accelerated vesting if a change in control occurred on December 31, 2016 and using a share price of $22.80, the December 30, 2016 closing share price.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 with respect to the Company’s Class A ordinary shares that may be issued upon the exercise of options, warrants and restricted share units granted to employees, consultants or members of our  Board of Directors under all of our existing compensation plans, including the 2004 stock incentive plan, each as amended.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	543,377 (1)	$19.31	424,787 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	543,377 (1)	$19.31	424,787 (2)
__________

(1)	Includes 543,377 Class A ordinary shares issuable upon the exercise of options and restricted share units that were outstanding under the stock incentive plan as of December 31, 2016.

(2)
Represents the difference between the number of securities issuable under the stock incentive plan (3,500,000) and the number of securities issued under the stock incentive plan as of December 31, 2016 (3,075,213). The number of securities issued under the stock incentive plan consists of options to acquire 1,672,377 Class A ordinary shares and 1,402,836 issued shares or share units.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Isaacs, Murphy and Platt, each of whom the Board of Directors concluded was independent in accordance with the director independence standards of the Nasdaq stock market rules. None of the members of the Compensation Committee is or has been an executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During fiscal year 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and the public reporting process.  The Audit Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process and the role and responsibilities of the independent auditors.

In performing its oversight role in connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2016, the Audit Committee has:

1.           reviewed and discussed the audited consolidated financial statements with management;

2.           discussed with the independent auditors the matters required to be discussed by rules adopted by the Public Company Accounting Oversight Board; and

3.           received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors' independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by management and the independent auditors, the Audit Committee recommended to the Board of Directors that the December 31, 2016 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The Audit Committee

Alan Brooks (Chairman)
Frank Lackner
Bryan Murphy

Independent Public Accountant Fees and Services

Audit Fees

The aggregate amount of fees billed by BDO USA, LLP and its international affiliates, or BDO, for professional services rendered for (1) the audit of our financial statements during the fiscal years ended December 31, 2016 and 2015; (2) the review of the financial statements included in our Quarterly Reports on Form 10-Q in 2016 and 2015; (3) the 2016 and 2015 audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and (4) services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, were approximately $426,629 and $422,171 for the fiscal years ended December 31, 2016 and 2015, respectively.

Audit-Related Fees

The Company did not incur any fees for audit-related services during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2015, the Company incurred fees of £161,652 (approximately $252,000) for due diligence services rendered by BDO in connection with a strategic investment opportunity.

Tax Fees

During the fiscal years ended December 31, 2016 and 2015, the Company incurred $4,405 and $3,420, respectively, of fees billed by BDO for tax compliance services relating to preparation of GRIL's corporate tax returns.

All Other Fees

The Company did not incur any other fees billed by BDO during the fiscal years ended December 31, 2016 or 2015.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors.  The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence.  The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations.  The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. The Audit Committee approved all professional services provided to us by BDO USA, LLP during 2016.

PRINCIPAL SHAREHOLDERS

The following table shows information known to us with respect to the beneficial ownership of both classes of our ordinary shares as of February 17, 2017 for:

•	each person or group who beneficially owns more than 5% of each class of our ordinary shares;

•	each of our NEOs, Messrs. Hedges, Courtis, Barry and McNichols;

•	each of our directors; and

•	all of our directors and NEOs as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.  Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all ordinary shares held by them.  Class A ordinary shares subject to options currently exercisable or exercisable within 60 days of February 17, 2017, and not subject to repurchase as of that date, are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed to be outstanding for calculating the percentage of any other person.

Applicable percentage ownership in the following table is based on 31,111,432 Class A ordinary shares and 6,254,895 Class B ordinary shares outstanding as of February 17, 2017.  Unless otherwise indicated, the address of each of the named individuals is c/o Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands.

Name and address of beneficial owner	Beneficial ownership of principal shareholders
	Number of Class A Ordinary Shares	%	Number of Class B Ordinary Shares	%
David Einhorn (1)	—	—	6,254,895	100.00
The Vanguard Group (2)	2,290,618	7.36
Fiduciary Management, Inc. (3)	2,087,450	6.71
Blackrock, Inc. (4)	1,892,843	6.08
Dimensional Fund Advisors LP (5)	1,635,474	5.26
Barton Hedges (6)	562,639	1.79
Tim Courtis (7)	303,915	*
Brendan Barry (8)	97,223	*
James McNichols(9)	—	*
Alan Brooks (10)	125,285	*
Leonard Goldberg (11)	417,231	1.33
Ian Isaacs (12)	86,830	*
Frank Lackner (13)	102,708	*
Bryan Murphy (14)	74,166	*
Joseph Platt (15)	124,285	*

All directors and executive officers as a group (10 persons)	1,894,282	6.09	6,254,895	100.00

*	Represents less than 1% of the outstanding ordinary shares.

(1)
Mr. Einhorn, together with his affiliates, is limited to voting the number of Class B ordinary shares equal to 9.5% of the total voting power of the total issued and outstanding ordinary shares. Mr. Einhorn owns 4,864,407 Class B ordinary shares directly. Mr. Einhorn also retains beneficial ownership of 1,390,488 Class B ordinary shares held by the David M. Einhorn 2007 Family Trust. Mr. Einhorn has appointed Mr. Roitman as his alternate director. Mr. Roitman has beneficial ownership of 290,000 Class A ordinary shares. If Mr. Roitman’s Class A ordinary shares were included in the total shares held by the directors and NEOs, such number would be 2,184,282 shares, or 7.02%.

(2)	The Vanguard Group beneficial ownership is based on Schedule 13G/A filed on February 13, 2017. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA19355.

(3)	Fiduciary Management, Inc. beneficial ownership is based on Schedule 13G filed on February 14, 2017. The business address for Fiduciary Management, Inc. is 100 East Wisconsin Ave. Suite 200, Milwaukee, WI 53202.

(4)	Blackrock, Inc. beneficial ownership is based on a Schedule 13G/A filed on January 23, 2017. The business address for Blackrock Inc. is 55 East 52nd Street, New York, NY 10022.

(5) Dimensional Fund Advisors LP	beneficial ownership is based on Schedule 13G filed on February 9, 2017. The business address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(6) Includes 313,377 Class A ordinary shares subject to options and 68,175 restricted shares subject to forfeiture.
(7)    Includes 62,667 restricted shares subject to forfeiture.
(8)    Includes 39,389 restricted shares subject to forfeiture.

(9)	Mr. McNichols forfeited all of the shares of the Company previously granted to him, in connection with his resignation from the Company effective August 31, 2016.
(10)    Includes 8,185 restricted shares subject to forfeiture.
(11)    Includes 230,000 Class A ordinary shares subject to options and 4,911 restricted shares subject to forfeiture held by Mr.
Goldberg. Mr. Goldberg owns 152,361 Class A ordinary shares directly and also retains beneficial ownership of 22,870
Class A ordinary shares held by the Leonard R. Goldberg 2007 Family Trust and 12,000 Class A ordinary shares held in a spousal revocable trust.
(12)    Includes 4,911 restricted shares subject to forfeiture.
(13)    Includes 4,911 restricted shares subject to forfeiture.
(14)    Includes 8,185 restricted shares subject to forfeiture.

(15)	Includes 8,185 restricted shares subject to forfeiture and 55,000 Class A ordinary shares held by a partnership of which Mr. Platt is the general partner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and the persons who beneficially own more than 10% of our ordinary shares file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulations promulgated by the SEC to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on the reports received by us and on the written representations of the reporting persons, we believe that no director, executive officer or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2016.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related-Party Transaction Policy and Audit Committee Charter

We have established a written related-party transaction policy which provides procedures for the review of transactions in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest, subject to certain exceptions.  Covered persons include any director, executive officer, director nominee, 5% shareholder or any immediate family members of the foregoing.  Any such related-party transactions shall require advance approval by a majority of our independent directors or a majority of the members of a committee constituted solely of our independent directors.  In addition, our Audit Committee charter provides that the Audit Committee will review and approve all related-party transactions.

Joint Venture Agreement

The Company, Greenlight Re, GRIL, DME Advisors, LLC, or DME LLC,and DME Advisors, LP, or DME Advisors, and collectively with the Company, Greenlight Re, GRIL and DME LLC, the "Participants", and each a "Participant"), entered into a third amended and restated agreement, effective January 1, 2017, for the purpose of managing certain jointly held assets of each of the Participants, which we refer to as the Joint Venture Agreement. The Joint Venture Agreement amends and restates the second amended and restated agreement, effective January 1, 2014, by and among the Company, Greenlight Re, GRIL and DME LLC, which we refer to as the Prior Joint Venture Agreement. DME LLC and DME Advisors are related parties and are controlled by David Einhorn, the Chairman of the Board, the President and Portfolio Manager of Greenlight Capital, Inc, and the beneficial owner of all of the issued and outstanding Class B ordinary shares.

The material terms and conditions of the Joint Venture Agreement are substantially similar to the Prior Joint Venture Agreement, but include (i) a term from January 1, 2017 through December 31, 2019 (which renews automatically for successive three-year periods unless at least 90 days prior to the end of the then current term, DME LLC notifies the other Participants, of its desire to terminate the Joint Venture Agreement or any other Participant notifies DME LLC of its desire to withdraw), (ii)  certain additional covenants from DME LLC and DME Advisors, including a covenant to comply in all material respects with all laws, rules and regulations applicable to the venture and to cause the venture to not enter into any transaction that would constitute a “principal transaction” under the U.S. Investment Advisers Act of 1940, as amended, without prior written consent; and (iii) certain additional notice and compliance provisions.

The Joint Venture Agreement, like the Prior Joint Venture Agreement, provides that (i) during the term, neither the Company, Greenlight Re nor GRIL shall engage an investment advisor other than DME LLC or DME Advisors (or an affiliate of DME LLC) to manage its investable assets (as defined in the Agreement); (ii) the Company, Greenlight Re and GRIL shall use commercially reasonable efforts to cause each of their respective current and future subsidiaries to become participants or enter into similar agreements; (iii) DME Advisors will receive a monthly payment based on an annual rate of 1.5% of the capital balance of each Participant; DME LLC will receive a performance allocation based on the positive performance change in such Participant’s capital account equal to 20% of the net profits calculated per annum, subject to a loss carry forward provision.

The loss carry forward provision allows DME LLC to earn a reduced performance allocation of 10% on profits in any year subsequent to the year in which a Participant’s capital account (other than DME LLC) incurs a loss, until all the losses are recouped and an additional amount equal to 150% of the loss is earned. DME LLC is not entitled to a performance allocation in a year in which the investment portfolio incurs a loss.

Further, each of the Company, Greenlight Re and GRIL has agreed to release DME LLC and its affiliates from, and to indemnify and hold them harmless against, any liability arising out of the Agreement, subject to certain exceptions. Furthermore, DME LLC has agreed to indemnify the Company, Greenlight Re, and GRIL against any liability incurred in connection with certain actions.

The Company, Greenlight Re or GRIL may withdraw as a Participant under the Joint Venture Agreement with at least 90 days notice prior to the end of the then current term and prior to the expiration of the Joint Venture Agreement’s term only ‘‘for cause,’’ which the Agreement defines as:

•	a material violation of applicable law relating to DME LLC's or DME Advisors'' advisory business;

•
DME LLC's or DME Advisors'' gross negligence, willful misconduct or reckless disregard of any of DME LLC's obligations under the Joint Venture Agreement or DME Advisors' obligations under the Investment Advisory Agreement (as defined below);

•	a material breach by DME LLC or DME Advisors of Greenlight Re’s or GRIL’s investment guidelines that is not cured within a 15-day period; or

•	a material breach by DME LLC or DME Advisors of its obligations to return and deliver assets as any other Participant may request.

In addition, GRIL may withdraw as a Participant under the Joint Venture Agreement prior to the expiration of its term due to unsatisfactory long term performance of DME LLC or DME Advisors, as determined solely by the Board of Directors of GRIL on each anniversary date of the Joint Venture Agreement.

For the year ended December 31, 2016, DME LLC received $8.2 million (2015:$0) of performance compensation pursuant to the Agreement.

Investment Advisory Agreement

Effective January 1, 2017, DME Advisors, Greenlight Re, GRIL, DME LLC and the Venture (as defined in Section 2.1(c) of the Joint Venture Agreement), entered into an Investment Advisory Agreement, which we refer to as the Investment Advisory Agreement, to provide discretionary advisory services relating to the assets and liabilities of the Venture. The Investment Advisory Agreement amends and restates the investment advisory agreement effective January 1, 2014 which we refer to as the Prior Investment Advisory Agreement. The material terms and conditions of the Investment Advisory Agreement are substantially similar to the Prior Investment Advisory Agreement.  Pursuant to the Investment Advisory Agreement, DME Advisors may formulate the overall investment strategy to be carried out by the Venture, and exercise full discretion in the management of the trading, investment transactions and related borrowing activities of the Venture in order to implement such strategy, subject to the terms and conditions contained in the Joint Venture Agreement. The Management Fee shall be debited against the account of each participant (other than DME LLC) and paid in cash to DME Advisors on the first day of each month.

The Venture, and each Participant, has agreed to release DME Advisors and its affiliates from, and to indemnify and hold them harmless against, any liability arising out of the Investment Advisory Agreement, subject to certain exceptions such as gross negligence, willful misconduct or reckless disregard of its obligations or uncured breach of the investment guidelines. Furthermore, DME Advisors has agreed to indemnify the Venture and each of the Participants against any liability incurred in connection with certain actions.

For the year ended December 31, 2016, DME Advisors received $16.3 million (2015: $19.2 million) in management fees pursuant to the Investment Advisory Agreement.

Service Agreement

In February 2007, we entered into a service agreement with DME Advisors, which was amended in August 2007 and October 2007, pursuant to which DME Advisors provides investor relations services to us for compensation of $5,000 per month (plus expenses).  The service agreement had an initial term of one year and continues for sequential one-year periods until terminated by us or DME Advisors.  Either party may terminate the service agreement for any reason with 30 days prior written notice to the other party.

For the year ended December 31, 2016, we incurred expenses of $60,000 (2015: $60,000) to DME Advisors for investor relations services.

Shareholders’ Agreement

Pursuant to the Company’s Shareholders’ Agreement, Greenlight Capital Investors, LLC, which we refer to as GCI, had the right to unlimited demand registration rights once we are eligible to use Form S-3 (or similar short form registration statements).  GCI assigned its demand registration rights under the Shareholders’ Agreement, with our consent, to David Einhorn on January 3, 2007.  Mr. Einhorn has registration rights for all of his Class B ordinary shares, including those acquired in a private placement in May 2007, as contemplated under the Shareholders’ Agreement.

Transaction with Green Brick Partners, Inc.
David Einhorn also serves as the Chairman of the Board of Directors of Green Brick Partners, Inc (“GRBK”), a publicly traded company. During the year ended December 31, 2014, the Company, along with certain affiliates of DME Advisors, provided debt financing to GRBK and acquired equity shares of GRBK. During the year ended December 31, 2016, the Company’s investment income included nil (2015: $1.0 million) of interest relating to this debt. During the third quarter of 2015, GRBK repaid the debt in full along with all accrued interest and prepayment fees, and the Company purchased additional equity shares of GRBK. As of December 31, 2016, $34.8 million (2015: $25.0 million) of GRBK listed equities were included on the balance sheet as “equity securities, trading, at fair value”. The Company along with certain affiliates of DME Advisors, collectively own 49% of the issued and outstanding common shares of GRBK. Under applicable securities laws, DME Advisors may be limited at times in its ability to trade GRBK shares on behalf of the Company.

Mr. Goldberg’s Consulting Agreement

On December 16, 2016, the Company, Greenlight Re and Mr. Goldberg entered into a consulting agreement, which we refer to as the Consulting Agreement, whereby Mr. Goldberg will serve as a consultant to each of the Company and Greenlight Re, to provide transition services including leading the search for a new chief executive officer. Mr. Goldberg has agreed to become interim Chief Executive Officer of each entity, effective as of the Effective Date, to the extent a permanent replacement is not identified by such date. Pursuant to the Consulting Agreement, Mr. Goldberg will render consulting services to the Company and Greenlight Re for a period of one year, subject to earlier termination in accordance with the terms and conditions of the Consulting Agreement. Under the Consulting Agreement, Mr. Goldberg will receive monthly cash compensation of $10,000. In the event, Mr. Goldberg becomes interim Chief Executive Officer, he will be awarded a stock option grant to purchase 22,750 of the Company’s common shares and, thereafter, will be awarded stock option grants to purchase 26,000 and 29,250 of the Company’s common shares on or around August 1, 2017 and December 15, 2017, respectively. All options will be granted under the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan. If Mr. Goldberg’s consulting service terminates for any reason, he will not be entitled to any consulting fees, except for any consulting fees previously earned prior to such termination.

For the year ended December 31, 2016, the Company has not made any payments to Mr. Goldberg pursuant to the terms of the Consulting Agreement.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement.  If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than described herein and customary procedural matters, which will be presented for consideration at the Meeting.  In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2018

Shareholder Proposals for Inclusion in Proxy Statement

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual meeting of shareholders and must comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the Annual General Meeting of Shareholders in 2018.  The Company believes that shareholder proposals received by November 16, 2017 would be considered timely for inclusion in the Company's Proxy Statement for the Annual General Meeting of Shareholders in 2018, or the2018 Proxy Statement.  Such proposals should be directed to the attention of the Secretary, Greenlight Capital Re, Ltd.

Shareholder Proposals for Presentation at Meeting

Pursuant to the Company's Articles, any shareholder proposal for the Annual General Meeting of Shareholders in 2018, or the 2018 Meeting, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 and is therefore not submitted for inclusion in next year's proxy statement, shall be considered untimely unless received by the Secretary in writing no later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual general meeting. As a result, such shareholder proposals must be received no earlier than December 27, 2017 and no later than January 26, 2018 to be considered timely.  Such proposals should be directed to the attention of the Secretary, Greenlight Capital Re, Ltd. If a shareholder proposal is introduced at the 2018 Meeting without any discussion of the proposal in the 2018 Proxy Statement and the shareholder does not notify the Company on a timely basis, in accordance with Cayman Islands corporate law, of the intent to raise such proposal at the 2018 Meeting, then proxies received by the Company for the 2018 Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal.

Shareholder Proposals regarding Director Nominees

Pursuant to the Company's Articles, any shareholders' proposal with respect to the nomination of a person for election as a director at the 2018 Meeting must be received no later than 120 days prior to the date of such annual general meeting to be considered timely. Such proposal must otherwise comply with the advance notice procedures and other provisions set forth in the Articles in order for such nominations to be properly brought before the 2018 Meeting.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembly, printing and mailing proxy solicitation materials.  In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.  We will pay additional fees in the event we agree to have Computershare, Inc. aid in the solicitation of proxies.

By Order of the Board of Directors,

Barton Hedges
Chief Executive Officer
March 9, 2017
Grand Cayman, Cayman Islands

APPENDIX A

GREENLIGHT CAPITAL RE, LTD.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

1.	Purposes.

(a) Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Awards. The purpose of the Plan is to provide a means by which eligible Employees, Directors and Consultants may be given an opportunity to benefit from increases in the value of the Shares through the granting of the following awards: (i) stock options, (ii) stock bonuses and (iii) restricted stock (collectively, “Awards”). The Plan was initially adopted on August 12, 2004 and was amended and restated effective as of August 15, 2005, February 14, 2007, May 4, 2007, April 28, 2010 and April 26, 2017

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Affiliate” means any subsidiary of the Company or any entity selected by the Board to participate in this Plan.

(b) “Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Agreement shall be subject to the terms and conditions of the Plan (and in the event of any inconsistency between the terms of an Agreement and the Plan, the terms of the Plan will override).

(c) “Award” has the meaning set forth in Section 1(b) of the Plan.

(d) “Board” means the board of directors of the Company.

(e) “Cause” means, if the Participant is a party to an employment agreement or other agreement for services with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement or definition exists, it shall mean a Participant’s (i) material breach of any of such Participant’s covenants or obligations under any applicable employment agreement or agreement for services or non-compete agreement; (ii) continued failure after written notice from the Company or any applicable Affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of such Participant’s superiors, including, without limitation, the Board; (iii) commission of a crime constituting a criminal offense or felony (or its equivalent) under the laws of any jurisdiction in which the Company or any applicable Affiliate conducts its business or other crime involving moral turpitude; or (iv) material violation of any material law or regulation (including, without limitation, the Foreign Corrupt Practices Act or any similar non-U.S. statute) or any policy or code of conduct adopted by the Company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the Company or of an Affiliate. The Board or Committee, in good faith, shall determine all matters and questions relating to whether a Participant has been discharged for Cause.

(f) “Change in Control” means the occurrence of one of the following events:

(i) any “person” or “group” becomes the “beneficial owner” (as such terms are used in Rule 13d-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 51% or more of the Shares (measured by voting power rather than number of shares); provided, however, that an event described in this paragraph (i) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (B) any Company underwriter temporarily holding securities pursuant to an offering of such securities, or (C) any person or group pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii)); or

(ii) the Company consolidates or merges with or into any other person or group or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets and the assets of the Company’s direct and indirect subsidiaries (on a consolidated basis) to any other person or group, in either one transaction or a series of related transactions which occur within six months, other than a consolidation or merger or disposition of assets: (A) of or by the Company into or to a 100% owned subsidiary of the Company, or (B) pursuant to a transaction in which the outstanding Shares are changed into or exchanged for securities or other property with the effect that the beneficial owners of the outstanding Shares immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Shares (measured by voting power rather than number of shares) of the surviving corporation or the person or group to whom the Company’s assets are transferred immediately following such transaction (any transaction which satisfies the criteria specified in (A) or (B) above shall be deemed to be a “Non-Qualifying Transaction”).

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations and other authoritative guidance promulgated thereunder.

(h) “Committee” means the Board, unless and until a committee of one or more members of the Board is appointed by the Board in accordance with Section 3(c) of the Plan.

(i) “Company” means Greenlight Capital Re, Ltd., its successors and assigns.

(j) “Consultant” means any person, including an advisor, who is engaged by the Company or an Affiliate to render consulting or advisory services and who is not either an Employee or Director.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, has not been interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(l) “Director” means a member of the Board or any member of the board of directors of any Affiliate.

(m) “Disability” means, if the Participant is a party to an employment agreement or other agreement for services with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition therein contained, or, if no such agreement or definition exists, it shall mean the failure of any Participant to perform his or her duties due to physical or mental incapacity as determined by the Committee.

(n) “Effective Date” means April 26, 2017.

(o) “Employee” means any person employed by the Company or an Affiliate.

(p) “Event” has the meaning set forth in Section 11(a) of the Plan.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of the Shares determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, the Fair Market Value of the Shares will be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or (iii) in the absence of a public market for the Shares, the Fair Market Value of the Shares will be as determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

(s) “Foreign Corrupt Practices Act” means the U.S. Foreign Corrupt Practices Act.

(t) “Non-Employee Director” means a Director who serves on the Board and who is a “non-employee director” within the meaning of Rule 16b-3.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(v) “Option” means a non-qualified stock option to purchase Shares which is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(w) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Option Agreements shall be subject to the terms and conditions of the Plan and need not be identical (and may include a term to the effect that, in the event of any inconsistency between the terms of an Option Agreement and the Plan, the terms of the Plan will prevail);

(x) “Optionee” means a person holding an Option granted pursuant to the Plan.

(y) “Participant” means a person holding an Award granted pursuant to the Plan.

(z) “Plan” means the Greenlight Capital Re, Ltd. Amended and Restated 2004 Stock Incentive Plan, as amended and restated effective as of August 15, 2005, February 14, 2007, May 4, 2007, April 28, 2010 and April 26, 2017.

(aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(bb) “Sarbanes-Oxley Act of 2002” means that certain U.S. federal legislation adopted on July 30, 2002, as amended or supplemented from time to time, or any U.S. federal statute or regulation adopted by the SEC in effect that has replaced, amended or supplemented or will replace, amend or supplement such legislation, and any reference in this Plan to a provision of the Sarbanes-Oxley Act of 2002 or a rule or regulation promulgated thereunder or in connection therewith means such provision, rule or regulation as amended or supplemented from time to time or any provision of a U.S. federal law, or any U.S. federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation.

(cc) “SEC” means the U.S. Securities and Exchange Commission.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ee) “Shares” means the Class A ordinary shares of the Company, $0.10 par value per share.

3.	Administration.

(a) Administration. The Plan shall be administered by the Board and, if and when appointed, the Committee.

(b) Powers of Committee. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, but it may not do so to the extent that such correction materially prejudices the recipients of any Awards. The Committee shall expressly have the authority to adopt any modifications, procedures and sub-plans as may be necessary or desirable to comply with provisions of the law of foreign countries in which the Company or its Affiliates may operate to assure the viability of the benefits from Awards granted to Participants employed or providing services in such countries and to meet the objectives of the Plan. If, in connection with the adoption of a sub-plan of the Plan, approval is required from any applicable agency of any other country or jurisdiction, the Committee shall have the authority to seek such approval and the adoption of the sub-plan shall be conditioned on such approval being obtained.

(iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The entire Board may comprise the Committee or the Board may delegate administration of the Plan to a Committee which, if required under applicable law, shall consist of two (2) or more Non-Employee Directors. In such event, the term “Committee” shall apply to any person or persons to whom such authority has been delegated. Furthermore, unless a Committee has been appointed by the Board, any reference to the Committee in the Plan shall mean the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee) subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The Board may also delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction of the Committee shall (as far as permitted by applicable law) not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

4.	Shares Subject to the Plan.

Subject to the provisions of Section 11, the total number of Shares that shall be available for the grant of Awards under the Plan shall not exceed in the aggregate 5,000,000 Shares. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or realized in full, the Shares not acquired under such Award shall again become available to be made subject to Awards under the Plan. The Shares subject to the Plan may be authorized but unissued shares or shares reacquired by the Company in any manner.

5.	Eligibility.

(a) Eligibility for Options. Options may be granted to Employees, Directors and Consultants.

(b) Consultants.

(i) At any time that the Shares are not publicly traded, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Committee determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii) At any time that Shares are publicly traded, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant either (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

(iii) Rule 701 and Form S-8 generally are available to Consultants and advisors only if (a) they are natural persons; (b) they provide bona fide services to the issuer, its parent, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (c) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Option. The exercise price of each Option shall be established by the Committee but shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted (and not less than the par value of the Shares).

(c) Consideration. The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or cashiers’ check at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option or subsequently (A) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific Shares that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation Shares; provided, that, such delivered or attestation Shares are not subject to any pledge or other security interest and have been held by the Optionee for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); (B) by a “net exercise” method whereby the Company withholds from delivery of the Shares subject to the Option (or portion thereof) that number of whole Shares having a Fair Market Value on the date of exercise equal to (or, to avoid the issuance of fractional Shares, less than) the aggregate exercise price of the Shares being purchased upon such exercise; (C) in any other form of legal consideration that may be acceptable to the Committee, including, without limitation, a “cashless” exercise program established with a broker that does not violate the Sarbanes-Oxley Act of 2002; or (D) by any combination of the foregoing methods.

(d) Transferability of Options. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or incapacity of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of Shares subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised. No Option may be exercised for a fraction of a Share.

(f) Termination of Continuous Service. Unless otherwise provided in an Option Agreement, in the event an Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), all unvested Options shall terminate and the Optionee may exercise his or her vested Options, but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Disability of Optionee. Unless otherwise provided in an Option Agreement, in the event that an Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, all unvested Options shall terminate and the Optionee (or a person designated to exercise the Option upon the Optionee’s Disability pursuant to Section 6(d)) may exercise his or her vested Options, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the

Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate.

(h) Death of Optionee. Unless otherwise provided in an Option Agreement, in the event an Optionee’s Continuous Service terminates as a result of the Optionee’s death, then all unvested Options shall terminate and the vested Options may be exercised by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death pursuant to Section 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(i) Change in Control. Unless otherwise provided in an Option Agreement and except as otherwise provided in the Plan, a Change in Control shall not affect any Options granted under the Plan.

7.	Provisions of Awards Other Than Options.

(a) Stock Bonus Awards. Each Agreement evidencing a stock bonus shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Agreements may change from time to time, and the terms and conditions of separate Agreements need not be identical, but each such Agreement shall include (through incorporation of provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

(ii) Vesting. Shares awarded under the stock bonus Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire, for par value, any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the applicable Agreement.

(iv) Transferability. Shares under the applicable Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Agreement, as the Committee shall determine in its discretion, so long as the Shares awarded under the Agreement remain subject to the terms of the Agreement.

(b) Restricted Stock Awards. Each such Agreement evidencing a grant of restricted Shares shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Agreements may change from time to time, and the terms and conditions of separate Agreements need not be identical, but each such Agreement shall include (through incorporation of provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. The purchase price of Awards of restricted Shares, if any, shall be determined by the Committee and set forth in the Agreement.

(ii) Consideration. The purchase price of Shares acquired pursuant to the applicable Agreement, if any, shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other similar arrangement with the Participant to the extent it does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii) Vesting. Restricted Shares shall vest in accordance with a vesting schedule to be determined by the Committee under the applicable Agreement and may, but need not, be subject to a share repurchase option in favor of the Company.

(iv) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire, for par value, any or all of the Shares held by the Participant which have not vested as of the date of termination under the terms of the applicable Agreement.

(v) Transferability. Restricted Shares under the Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Agreement, as the Committee shall determine in its discretion, so long as Shares awarded under the Agreement remain subject to the terms of the Agreement.

8.	Covenants of the Company

(a) Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act or any other applicable law of the United States (or otherwise) the Plan, any Awards or any Shares issued or issuable pursuant to any such Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon grant or exercise of such Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock.

Proceeds from the sale of Shares pursuant to the grant or exercise of Awards shall constitute general funds of the Company.

10.	Miscellaneous.

(a) Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and has become the registered holder of such Shares.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant with or without notice and with or without Cause or (iii) the service of a Director pursuant to the Memorandum and Articles of Association of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances. The Company may require a Participant, as a condition to exercising an Option or acquiring Shares under any Award to: (i) give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(e) Withholding Obligations. The Company shall have the right to deduct from any compensation paid to the

Participant pursuant to the Plan the amount of taxes required by law to be withheld therefrom, or to require the Participant to pay the Company in cash such amount required to be withheld. To the extent provided by the terms of an Agreement or authorized by the Committee, the Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Company’s right to withhold or to direct the withholding from any compensation paid to the Participant by the Company or by an Affiliate) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Participant as a result of the vesting, exercise or acquisition of Shares under the Award; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by applicable law; or (iii) transferring to the Company or an Affiliate for repurchase for the aggregate sum of US$1.00, owned and unencumbered Shares with a Fair Market Value equal to the amount of the applicable tax liability in exchange for the Company’s or Affiliate’s commitment to remit such amounts to the taxing authority.

11.	Adjustments Upon Changes in Stock.

(a) Capitalization Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or stock of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (each, an “Event”) that affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, without limitation, equitably adjust any or all of the following: (i) the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of Shares (or other securities or property) subject to all or any outstanding Awards; and/or (iii) the exercise price with respect to all or any outstanding Awards. The Committee’s determination under this Section 11(a) shall be final, binding and conclusive.

(b) Termination of Awards. Unless otherwise provided in an Agreement, upon the occurrence of an Event, or other similar corporate event or transaction in which outstanding Awards are not to be assumed by the surviving entity or otherwise continued following such an Event or other similar corporate event or transaction, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (based on the Fair Market Value of the Shares on the date of such termination) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all Shares covered thereby for at least thirty (30) days prior to such Event or other similar corporate event or transaction but will terminate at the end of that period.

(c) Future Transactions. The existence of the Plan, the Agreements and the Award granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.	Amendment of the Plan and Awards.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Shares, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any national securities exchange or Nasdaq listing requirements.

(b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder and/or to bring the Plan into compliance therewith.

(d) No Impairment of Rights. Subject to Section 11, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Awards. Subject to Section 11, the Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan.

(a) Plan Term. The Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 27, 2024. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Subject to Section 11, suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan.

The Plan is effective as of the Effective Date.

15.	Choice of Law.

The laws of the Cayman Islands shall govern all questions concerning the construction, validity and interpretation of this Plan.

GREENLIGHT RE

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on April 25, 2017.

Vote by Internet

- Go to **www.envisionreports.com/GLRE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 8.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1a - Alan Brooks	☐	☐	☐	1b - David Einhorn	☐	☐	☐	1c - Leonard Goldberg	☐	☐	☐
1d - Ian Isaacs	☐	☐	☐	1e - Frank Lackner	☐	☐	☐	1f - Bryan Murphy	☐	☐	☐
1g - Joseph Platt	☐	☐	☐								

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
2a - Alan Brooks	☐	☐	☐	2b - David Einhorn	☐	☐	☐	2c - Leonard Goldberg	☐	☐	☐
2d - Ian Isaacs	☐	☐	☐	2e - Frank Lackner	☐	☐	☐	2f - Bryan Murphy	☐	☐	☐
2g - Joseph Platt	☐	☐	☐								

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
3a - Tim Courtis	☐	☐	☐	3b - Philip Harkin	☐	☐	☐	3c - Frank Lackner	☐	☐	☐
3d - Patrick O'Brien	☐	☐	☐	3e - Daniel Roitman	☐	☐	☐	3f - Brendan Tuohy	☐	☐	☐

1 U P X

02IS6F

Proxy — Greenlight Capital Re, Ltd.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENLIGHT CAPITAL RE, LTD.

The undersigned hereby appoints Tim Courtis and Leonard Goldberg, and each of them, as proxies of the undersigned, with full power to act without the other and with full power of substitution, to vote all the ordinary shares of Greenlight Capital Re, Ltd. held in the name of the undersigned at the close of business on March 9, 2017, at the Annual General Meeting of Shareholders to be held on April 26, 2017, at 9:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5, 6, 7, 8 AND A VOTE OF "1 YEAR" UNDER ITEM 9, ALL SAID ITEMS BEING DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED MARCH 9, 2017, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(Continued and to be marked, dated and signed, on the other side)

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at: **http://www.envisionreports.com/GLRE**

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proposals (continued from reverse side)

Proposal	1 Year	2 Years	3 Years	Abstain
9. To consider and cast a non-binding advisory vote on the frequency with which say-on-pay votes should be held in the future.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.